UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

Reis, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

530 Fifth Avenue, 5th Floor New York, NY 10036 (212) 921-1122 www.reis.com

April 28, 2011

Dear Stockholder:

You are cordially invited to attend the Reis, Inc. 2011 Annual Meeting of Stockholders, which will be held on Thursday, June 2, 2011, at 10:00 a.m., local time, at the offices of The Nasdaq OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006.

Information about the annual meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely, /s/ Lloyd Lynford Lloyd Lynford Chief Executive Officer and President

530 Fifth Avenue, 5th Floor New York, NY 10036 (212) 921-1122 www.reis.com
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held Thursday, June 2, 2011

The 2011 Annual Meeting of Stockholders of Reis, Inc., a Maryland corporation (“Reis” or the “Company”), will be held at the offices of The Nasdaq OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006, on Thursday, June 2, 2011, at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors to a term expiring at the 2014 annual meeting of stockholders and upon the election and qualification of their respective successors.

2.	To approve and adopt the Amended and Restated Reis, Inc. 2011 Omnibus Incentive Plan (the “2011 Omnibus Plan”).

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

4	To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

These items are fully described in the Proxy Statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the annual meeting.

The board of directors has fixed the close of business on April 11, 2011 as the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment(s) or postponement(s) thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors /s/ Alexander G. Simpson Alexander G. Simpson Vice President, General Counsel & Corporate Secretary
April 28, 2011 New York, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2011: This Notice of Annual Meeting, the Proxy Statement and the 2010 Annual Report are available at www.reis.com/eproxy.

THIS PROXY STATEMENT AND THE PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT APRIL 28, 2011.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Reis, Inc., a Maryland corporation (“Reis” or the “Company”), to be used at the 2011 annual meeting of stockholders of the Company. The annual meeting will be held at the offices of The Nasdaq OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006, on Thursday, June 2, 2011, at 10:00 a.m., local time. The 2010 Annual Report to Stockholders, including the consolidated financial statements of the Company for the fiscal year ended December 31, 2010, accompanies this proxy statement, which is first being mailed to stockholders on or about April 28, 2011.

Voting and Proxy Procedure

Attending the Annual Meeting; Who Can Vote

You are entitled to vote your shares of Reis common stock if the records of the Company show that you held your shares as of the close of business on April 11, 2011. As of the close of business on that date, a total of 10,587,748 shares of Reis common stock were outstanding and entitled to vote. Each share of common stock has one vote. You will need to provide identification to be admitted to the annual meeting.

 If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you are a beneficial owner of Reis common stock held in street name, you will need proof of ownership, in addition to identification, to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Reis common stock held in street name in person at the annual meeting, you will have to obtain a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the annual meeting. If you return valid proxy instructions or attend the annual meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum; provided that the record holder is present or has provided a proxy with respect to those shares on at least one item. A broker non-vote may occur when a stockholder fails to provide voting instructions to its broker for shares held in street name.  Under those circumstances, a stockholder’s broker may be authorized to vote on behalf of the stockholder on some routine items (Proposal 3 is considered routine for this purpose) but is prohibited from voting on other items (such as Proposals 1 and 2). Those items on which a stockholder’s broker cannot vote result in broker non-votes if the stockholder does not instruct the broker.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) or the approval of the 2011 Omnibus Plan (Proposal 2).

Recent changes in regulation were made to remove the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on routine items, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3).

In voting on the election of directors (Proposal 1), you may vote for a director or withhold your vote with respect to a director. There is no cumulative voting for the election of directors. For the election of directors, a plurality of the votes cast is required. This means that the nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.

In voting on the 2011 Omnibus Plan (Proposal 2), you may vote for the 2011 Omnibus Plan, vote against the 2011 Omnibus Plan or abstain from voting. The matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this matter.

In voting to ratify the appointment of Ernst & Young LLP as Reis’s independent registered public accounting firm (Proposal 3), you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this matter.

Voting by Proxy

The board of directors of Reis is sending you this proxy statement to request that you allow your shares of Reis common stock to be represented at the 2011 annual meeting by the persons named in the enclosed proxy card. All shares of Reis common stock represented at the annual meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s board of directors.

The board of directors unanimously recommends a vote “FOR” each of the nominees for director, “FOR” approval and adoption of the 2011 Omnibus Plan and “FOR” ratification of Ernst & Young LLP as Reis’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their discretion to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is adjourned or postponed, your Reis common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. Neither the board of directors nor management of Reis knows of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must do one of the following: advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of your proxy.

If your Reis common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted or to change your vote. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Every Reis stockholder’s vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or otherwise comply with the instructions from your broker, bank or other nominee, whether or not you plan to attend the annual meeting in person.

Solicitation of Proxies

Reis will pay the cost of solicitation of proxies on behalf of its management. In addition to the solicitation of proxies by mail, MacKenzie Partners, Inc., a proxy solicitation firm, will assist Reis in soliciting proxies for the annual meeting for a fee of $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of Reis, without additional compensation. Reis will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such persons, firms and corporations for their reasonable expenses in doing so.

General Disclosure

In this proxy statement, we refer to the May 2007 merger between Wellsford Real Properties, Inc. (“Wellsford”), a Maryland corporation, and Reis, Inc. (“Private Reis”), a Delaware corporation, as the “Merger.” In connection with the Merger, Wellsford changed its name to “Reis, Inc.,” Private Reis merged into Reis Services, LLC (“Reis Services”), a Maryland limited liability company and a wholly owned subsidiary of Wellsford, and Private Reis began operating under the “Reis Services” name. In this proxy statement, to avoid confusion, when we refer to events occurring prior to the Merger, we may use the term “Wellsford” to refer to the Company, and we may use the term “Private Reis” to refer to the Delaware corporation that was the predecessor to Reis Services.

Corporate Governance

General

Reis periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern Reis and its operations. As part of this periodic corporate governance review, the board of directors reviews and adopts what it believes are, at that time, the best corporate governance policies and practices for Reis.

Code of Business Conduct and Ethics

Reis has adopted a Code of Business Conduct and Ethics for Directors, Senior Financial Officers, Other Officers and All Other Employees (the “Code of Ethics”) and a Policy for Protection of Whistleblowers from Retaliation (the “Whistleblower Policy”). The Code of Ethics is a set of written standards reasonably designed to deter wrongdoing and to ensure that Reis’s directors, officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that Reis’s directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, not engage in insider trading, not use Reis’s resources for personal gain, conduct business in an honest and ethical manner and otherwise act with integrity and in Reis’s best interest. Under the terms of the Code of Ethics, directors, officers and employees are required to report any conduct they believe in good faith to be an actual or apparent violation of the Code of Ethics.

As a mechanism to encourage compliance with the Code of Ethics, Reis has adopted the Whistleblower Policy, which contains procedures to receive, treat and retain complaints regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Whistleblower Policy also prohibits Reis from retaliating against any director, officer or employee who reports actual or apparent violations of the Code of Ethics.

Copies of the Code of Ethics and the Whistleblower Policy can be found under “Corporate Governance/Documents & Charters” at the Investor Relations portion of Reis’s website (www.reis.com).  A description of any substantive amendment of the Code of Ethics, or any waiver under the Code of Ethics applicable to Reis’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, will be disclosed at the same location.

Meetings and Committees of the Board of Directors

General.  The Company conducts business through meetings and activities of its board of directors and committees thereof. During 2010, the board of directors of the Company held seven meetings and acted by written consent on five other occasions. No director attended fewer than 75% of the total meetings of the board of directors and the committees on which such director served.

The following table identifies the Company’s standing committees and their members at December 31, 2010 (which composition has remained the same as of the date of this proxy statement), and lists the number of meetings held by each committee during 2010. The members of each committee are appointed by the board of directors, generally on an annual basis at the board’s meeting held immediately following the annual meeting of stockholders. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market. Each of the committees listed below operates under a written charter, adopted by the board of directors, that governs its composition, responsibilities and operations. The committee charters and Reis’s “Corporate Governance Guidelines” are available under “Corporate Governance/Documents & Charters” at the Investor Relations portion of Reis’s website (www.reis.com).

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Thomas J. Clarke Jr. (A)		X	X
Michael J. Del Giudice		*
Meyer “Sandy” Frucher	X		*
Jonathan Garfield
Edward Lowenthal (Chairman)		X
Jeffrey H. Lynford
Lloyd Lynford
M. Christian Mitchell	*		X
Byron C. Vielehr (A)	X

Number of meetings in 2010 (not including actions taken by written consent)	7	6	5

*	Denotes committee chairperson.
(A)	Messrs. Clarke and Vielehr joined the board of directors on September 10, 2010.

Changes in Board of Directors and Committee Composition. During 2010, the following changes occurred in the composition of the board of directors and its committees:

•
On September 10, 2010, as permitted by Reis’s bylaws, the board of directors passed a resolution increasing the size of the board from seven members to nine, effective immediately, and appointed Thomas J. Clarke Jr. and Byron C. Vielehr to fill these vacancies.  Their terms expired at the 2010 annual meeting, and they were re-elected for three year terms at that time.

•	Effective November 17, 2010:

o	Mr. Lowenthal was named Chairman, replacing Jeffrey Lynford.

o	Mr. Clarke joined the Compensation Committee, replacing Mr. Frucher.

o	Mr. Clarke joined the Nominating and Corporate Governance Committee, replacing Mr. Del Giudice.

o	Mr. Vielehr joined the Audit Committee, replacing Mr. Lowenthal.

o	The board determined to dissolve the Executive Committee.

Jeffrey Lynford has notified the Company that he will not stand for re-election at the annual meeting. Thus, he will no longer be a director of the Company after the annual meeting. The board of directors has determined not to fill Jeffrey Lynford’s seat, and has passed a resolution, as permitted by Reis’s bylaws, reducing the size of the board from nine members to eight as of June 2, 2011 (the date of the 2011 annual meeting). In reaching this decision, the board of directors took into account the qualifications and expertise of the remaining directors and the relative size of the Company. In addition, reducing the size of the board of directors is consistent with the Company’s previously announced cost reduction and containment efforts.  At the board meeting immediately following the 2011 annual meeting, the board of directors will appoint the members of each committee, based on recommendations by the Nominating and Corporate Governance Committee.  The board has not made a determination as to the proposed composition of the various committees after the annual meeting.

Audit Committee.  The Audit Committee selects and retains (subject to approval by the Company’s stockholders) the independent registered public accounting firm for Reis, reviews the scope of the work of the independent registered public accounting firm and their reports, and reviews the activities and actions of Reis’s accounting staff in its preparation of financial statements and review of internal control over financial reporting. The board of directors has designated Mr. Mitchell as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).  In addition to being independent generally, as set forth under “—Independent Directors,” Messrs. Mitchell, Frucher and Vielehr each satisfy the additional independence requirements for audit committee members under the listing standards of the Nasdaq Stock Market. The annual report of the Audit Committee required by the rules of the SEC is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee.  The Compensation Committee reviews and determines compensation arrangements, including employment agreements, salaries, bonuses and other benefits for executive officers of Reis and its subsidiaries, reviews and determines employees to whom stock options, restricted stock units (“RSUs”) and other awards are to be granted and the terms of such grants, reviews the selection of officers who participate in incentive and other compensatory plans and arrangements, reviews the Company’s compensation plans, and recommends new plans, or amendments to those plans, to the board of directors.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the board of directors the corporate governance policies and guidelines applicable to Reis and monitoring compliance with those policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending the director nominees for election at the next annual meeting of stockholders. This committee also recommends director candidates for each committee for appointment by the board. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the SEC are included in this proxy statement. See “—Nominating and Corporate Governance Committee Procedures.”

Nominating and Corporate Governance Committee Procedures

General.  It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Reis board of directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to Be Followed by Stockholders.  To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit, in writing, the information set forth in Article II, Section 11 of the Company’s bylaws, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of Reis.  This information includes:

•
All information relating to such director candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected.

•	As to the stockholder, the director candidate or any Stockholder Associated Person (as defined below):

o
the class, series and number of all shares of stock or other securities of  the Company or any affiliate of the Company (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, director candidate or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

o	the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, director candidate or Stockholder Associated Person;

o
any interest, direct or indirect, of such stockholder, director candidate or Stockholder Associated Person, individually or in the aggregate, in the Company or any affiliate of the Company, other than an interest arising from the ownership of Company Securities, where such stockholder, director candidate or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series; and

o
whether and the extent to which, during the past six months, such stockholder, director candidate or Stockholder Associated Person has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Company Securities for such stockholder, director candidate or Stockholder Associated Person or to increase or decrease the voting power of such stockholder, director candidate or Stockholder Associated Person in the Company or any affiliate thereof disproportionately to such person’s economic interest therein.

•	As to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to above and any director candidate:

o
the name and address of such stockholder, as they appear on the Company’s stock ledger, and the current name, business address, if different, and residence address of each such Stockholder Associated Person and any director candidate; and

o
the investment strategy or objective, if any, of such stockholder, each such Stockholder Associated Person and any director candidate and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, each such Stockholder Associated Person and any director candidate.

•
To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the director candidate for election or re-election as of the date of such stockholder’s notice.

“Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

In order for a director candidate to be considered for nomination at any annual meeting of Reis’s stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee in accordance with the provisions of the Company’s bylaws, as set forth in “Submission of Future Stockholder Proposals and Nominations.”

       Criteria for Director Nominees.  The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the board of directors. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, the committee (and the board of directors) considers each individual’s potential contribution to the diversity of backgrounds, experience and competencies which the board desires to have represented. The board also considers the following criteria in selecting nominees: his or her independence, integrity, experience, financial literacy, sound judgment in areas relevant to Reis’s business, and willingness to commit sufficient time to the board, all in the context of an assessment of the perceived needs of the board at that point in time. Maintaining a balanced experience and knowledge base within the total board includes considering whether the candidate: (1) has work experience with publicly traded and/or privately held for profit businesses in the information services industry; (2) has significant direct management experience; (3) has knowledge and experience in capital markets; and (4) has unique knowledge and experience and can provide significant contributions to the board’s effectiveness. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. There are no specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a candidate. All candidates are reviewed in the same manner, regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the board of directors at the time. The committee will maintain at least one director who meets the definition of “audit committee financial expert” under the SEC’s rules.

In addition, prior to nominating an existing director for re-election to the board of directors, the Nominating and Corporate Governance Committee will consider and review the existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Process for Identifying and Evaluating Director Nominees.  Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the board of directors. The process that the committee follows when it identifies and evaluates individuals to be nominated for election to the board of directors is as follows:

•
Identification.  For purposes of identifying nominees for the board of directors, the Nominating and Corporate Governance Committee relies primarily on personal contacts of the committee and other members of the board of directors. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee may from time to time use a search firm in identifying nominees.  The Nominating and Corporate Governance Committee engaged a search firm in 2010 in connection with the identification of candidates for the board of directors.

•
Evaluation.  In evaluating potential candidates, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Board Leadership Structure; Role of the Board in Risk Oversight

The board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board of directors, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board, at any particular time. The Chairman presides at all meetings of the board of directors during which he is present and works with the Chief Executive Officer to establish the agendas for these meetings.  Meetings of the board of directors may generally be called by the Chairman, the Chief Executive Officer, the President or a majority of the directors then in office.  The independent directors have the opportunity to meet in executive session at every regularly scheduled meeting of the board.

A fundamental part of risk management is not only understanding the risks faced by the Company, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for the Company. Management is responsible for the day-to-day management of risk, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The board regularly reviews information regarding sales and marketing, operations, finance and business development as well as the risks associated with each. While the board is ultimately responsible for risk oversight, committees of the board also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit

Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting and internal controls. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, succession planning for directors and executive officers, and corporate governance.

Communications with Directors

Reis’s stockholders may wish to communicate with the board of directors and/or individual directors. Written communications may be made to the board of directors or to specific members of the board by addressing them to the intended addressee, care of: Corporate Secretary, Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036, or by email to investorrelations@reis.com. Relevant communications are distributed to the board of directors or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; new product or service suggestions; product or service complaints; product or service inquiries; résumés and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.

Attendance at Annual Meetings

The board of directors encourages directors to attend the annual meeting of stockholders. All directors attended the annual meeting of stockholders held on November 17, 2010.

Compensation of Directors

Director Compensation Generally.  Reis has worked, in the past, with an independent compensation consultant for assistance in structuring the compensation paid to non-employee directors and benchmarking that compensation against Reis’s peers. The following table sets forth the applicable annual retainers and fees payable to non-employee directors in cash for their service on Reis’s board of directors (and committees thereof):

Type of Cash Compensation	Amount

Annual board member retainer	$36,800
Board meeting participation fee (for each meeting in excess of six in any calendar year)	1,000
Annual compensation for non-executive chairman	25,000
Audit Committee retainer (member other than chairperson)	10,000
Audit Committee retainer (chairperson)	15,000
Compensation Committee retainer (member other than chairperson)	2,000
Compensation Committee retainer (chairperson)	6,000
Nominating and Corporate Governance Committee retainer (member other than chairperson)	2,000
Nominating and Corporate Governance Committee retainer (chairperson)	6,000

In addition, each year, non-employee directors receive RSU grants having an annual value of $46,000. These grants are made in four installments of $11,500 each, effective at the end of each calendar quarter, with the RSU grant agreement being delivered promptly thereafter. The number of RSUs issuable each quarter is determined by dividing the closing price for Reis common stock on the last trading day of the calendar quarter into $11,500.  The RSUs are immediately vested upon grant, but directors do not receive the shares of stock underlying the RSUs until six months after termination of service as a director of Reis.

In establishing the non-employee director compensation structure, the intent of the Compensation Committee was that directors, on average, receive approximately 50% of their annual compensation in cash and 50% in RSUs.

2010 Director Compensation.  The following table sets forth the compensation earned or paid to the Company’s non-employee directors for their board service during 2010. As employee directors, Lloyd Lynford and Mr. Garfield did not receive any compensation for their board service during 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(A)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas J. Clarke Jr. (B)	$11,800	$14,125	$—	$—	$—	$—	$25,925
Michael J. Del Giudice	$45,550	$46,000	$—	$—	$—	$—	$91,550
Meyer S. Frucher	$55,550	$46,000	$—	$—	$—	$—	$101,550
Edward Lowenthal	$51,632	$46,000	$—	$—	$—	$—	$97,632
Jeffrey H. Lynford (C)	$21,467	$26,833	$—	$—	$—	$—	$48,300
M. Christian Mitchell	$53,800	$46,000	$—	$—	$—	$—	$99,800
Byron C. Vielehr (B)	$12,550	$14,125	$—	$—	$—	$—	$26,675

(A)
Represents RSUs granted to each non-employee director in respect of the four calendar quarters of 2010, including RSUs granted in early January 2011 related to the fourth quarter of 2010.  Does not include 1,869 RSUs granted to each non-employee director on January 1, 2010 with respect to fourth quarter 2009 service on the board of directors.

(B)	Messrs. Clarke and Vielehr did not join the board until September 10, 2010.
(C)	Jeffrey Lynford ceased to be an officer of the Company, and began earning non-employee director compensation, on May 30, 2010.

Outstanding Equity Awards at Fiscal Year End — Directors.  The following table sets forth all outstanding stock options and stock awards held by Reis’s current non-employee directors as of December 31, 2010:

						Stock Awards (A)
	Option Awards							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)			Number of Shares or Units of Stock That Have Not Vested (#)(B)	Market Value of Shares or Units of Stock That Have Not Vested ($)(B)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Thomas J. Clarke Jr.	—	—	—	$—	—	410	$2,882	—	$—
Michael J. Del Guidice	—	—	—	$—	—	27,311	$191,996	—	$—
Meyer S. Frucher (C)	—	—	—	$—	—	—	$—	—	$—
Edward Lowenthal	—	—	—	$—	—	27,311	$191,996	—	$—
Jeffrey H. Lynford	—	—	—	$—	—	2,406	$16,914	—	$—
M. Christian Mitchell	—	—	—	$—	—	27,311	$191,996	—	$—
Byron C. Vielehr	—	—	—	$—	—	410	$2,882	—	$—

(A)	Does not reflect 1,635 RSUs granted to each non-employee director on January 1, 2011 with respect to fourth quarter 2010 service on the board of directors.
(B)
Represents RSUs that are immediately vested upon grant, but with respect to which directors do not receive the shares of stock underlying the RSUs until six months after termination of service as a director of Reis.  The market value is based on the closing price for Reis common stock of $7.03 per share on December 31, 2010.

(C)	Mr. Frucher has assigned all of his interest in the stock options and RSUs granted to him to a custodian for a minor family member under the uniform transfers to minors act.

Director and Officer Indemnification

Reis’s bylaws provide that, to the maximum extent permitted by the Maryland General Corporation Law, Reis will indemnify, and will advance or reimburse, for expenses (including attorneys’ fees) related to a determination of liability for any individual (1) who is or was a director or officer of Reis and/or any of its subsidiaries and is subject to liability in that capacity or (2) who, while a director of Reis, serves or has served at Reis’s request as a director, officer, partner, trustee, manager or member for another entity and is subject to liability by reason of his or her service in that capacity.

Independent Directors

The Company’s board of directors was comprised of nine directors at December 31, 2010. The board of directors has determined that the following directors were independent directors under the listing standards of the Nasdaq Stock Market during 2010 and remain independent as of the date of this proxy statement: Messrs. Clarke, Del Giudice, Frucher, Lowenthal, Mitchell and Vielehr.

Related Party Transactions

Reis’s Code of Ethics provides for the avoidance of situations that create an actual or potential conflict between a director’s, officer’s or employee’s personal (or business) interests and the interests of Reis. The Code of Ethics requires the disclosure of such information to Reis’s General Counsel and/or Chief Financial Officer. In accordance with the policies set forth in the Code of Ethics, the practice of the General Counsel and the Chief Financial Officer is to bring all situations involving an actual or potential conflict of interest to the attention of the board of directors, which then reviews the matter. The standard applied by the board of directors seeks to ensure that the terms of any related party transaction are at least arm’s length and otherwise fair and in the best interests of Reis.

The Audit Committee is responsible for reviewing and approving all related party transactions from time to time. The Company’s legal and accounting staff are primarily responsible for identifying potential related party transactions and for determining whether such transactions should be brought to the Audit Committee. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction. As required by SEC rules, we would disclose in this section any material related party transactions (none are required to be disclosed in this proxy statement), as well as other transactions deemed to be potentially relevant to stockholders. In addition, Reis discloses transactions with affiliates and related party transactions, as appropriate, in the footnotes to its financial statements.

Stock Ownership

The following table sets forth information regarding the beneficial ownership of Reis common stock by each director of Reis, by each executive officer of Reis, by all directors and executive officers  of Reis as a group and by each person known by Reis to be the beneficial owner of more than 5% of Reis’s outstanding common stock as of April 1, 2011 (except as otherwise noted). Each person named in the table has sole voting and investment power with respect to all shares of Reis common stock shown as beneficially owned by such person, except as otherwise noted.

Name and Address of Beneficial Owner(1)	Number of Shares Owned	Percentage of Class(2)

Directors and Executive Officers:
Lloyd Lynford(3)	1,225,185	11.6%
Jonathan Garfield(4)	834,721	7.9%
Jeffrey H. Lynford(5)	575,570	5.4%
William Sander(6)	159,709	1.5%
Edward Lowenthal(7)	146,469	1.4%
Mark P. Cantaluppi(8)	96,074	*
Michael J. Del Giudice(9)	12,500	*
M. Christian Mitchell(9)	6,900	*
Thomas J. Clarke Jr.(10)	6,522	*
Meyer S. Frucher(11)	—	—
Byron C. Vielehr(10)	—	—
All directors and executive officers as a group (1 persons)(12)	3,063,650	28.5%

5% Holders:(13)
Dimensional Fund Advisors LP(14) Palisades West, Building One, 6300 Bee Cave Road Austin, Texas 78746	849,583	8.0%
Osmium Partners, LLC(15) 388 Market Street, Suite 920 San Francisco, California 94111	771,659	7.3%
The Charles A. Sammons 1987 Charitable Remainder Trust-Number 2(16) 5949 Sherry Lane, Suite 1900 Dallas, Texas 75225-6553	640,402	6.0%

*	Less than 1.0%

(1)	Unless otherwise indicated, the address of each person is c/o Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036.

(2)
Percentages with respect to each person or group of persons have been calculated on the basis of 10,587,748 shares of Reis common stock outstanding on April 1, 2011, plus, in each case, the number of shares of Reis common stock which such person or group of persons has the right to acquire within 60 days after April 1, 2011 by the exercise of stock options or the vesting of RSUs.

(3)	Does not include (a) 84,667 shares of common stock issuable with respect to RSUs or (b) 125,000 shares of common stock issuable upon exercise of stock options, that may vest at a later date.

(4)
Includes 104,015 shares of common stock held by the Jonathan Garfield 2009 Grantor Retained Annuity Trust (the “Garfield GRAT”), an irrevocable trust whose trustee is Celia J. Hartmann, the wife of Mr. Garfield. Since Mr. Garfield’s wife is the trustee of the Garfield GRAT and Mr. Garfield is the primary beneficiary of the Garfield GRAT, Mr. Garfield may be deemed to indirectly beneficially own the shares of common stock held by the Garfield GRAT. Does not include (a) 74,527 shares of common stock issuable with respect to RSUs or (b) 100,000 shares of common stock issuable upon exercise of stock options, that may vest at a later date.

(5)	Includes 164,787 shares of common stock held in a non-qualified deferred compensation trust with respect to which Jeffrey Lynford will not have voting power until the shares of common stock are distributed from the deferred compensation account. Jeffrey Lynford and Mr. Lowenthal, among others, are the trustees of the non-qualified deferred compensation trust. Also includes 35,936 shares of common stock held by the Lynford Family Charitable Trust with respect to which Jeffrey Lynford disclaims beneficial ownership. Also includes 3,554 shares of common stock held in Jeffrey Lynford’s Keogh account. Does not include 5,498 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following Jeffrey Lynford’s termination of service as a director.

(6)
Includes 120,000 shares of common stock issuable upon the exercise of stock options that were exercisable at April 1, 2011.  Does not include (a) 102,251 shares of common stock issuable with respect to RSUs that may vest at a later date or (b) 30,000 shares of common stock issuable upon the exercise of stock options, that may become exercisable at a later date.

(7)
Includes 92,700 shares of common stock held in a non-qualified deferred compensation trust with respect to which Mr. Lowenthal will not have voting power until the shares of common stock are distributed from the deferred compensation account. Jeffrey Lynford and Mr. Lowenthal, among others, are the trustees of the non-qualified deferred compensation trust. Also includes 13,769 shares of common stock held through a family trust with respect to which Mr. Lowenthal disclaims beneficial ownership. Also includes 1,000 shares of common stock held in Mr. Lowenthal’s Keogh account. Does not include 30,403 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following Mr. Lowenthal’s termination of service as a director.

(8)
Includes 60,000 shares of common stock issuable upon the exercise of stock options that were exercisable at April 1, 2011.  Does not include (a) 50,792 shares of common stock issuable with respect to RSUs that may vest at a later date or (b) 15,000 shares of common stock issuable upon the exercise of stock options, that may become exercisable at a later date.

(9)
Does not include 30,403 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following the director’s termination of service as a director.

(10)
Does not include 3,502 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following the director’s termination of service as a director.

(11)
Does not include (a) 30,403 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following the director’s termination of service as a director or (b) 35,448 shares of common stock issuable upon the exercise of stock options that were exercisable at April 1, 2011. Mr. Frucher has assigned all of his interest in the stock options and RSUs to a custodian for a minor family member under the uniform transfers to minors act.

(12)	Includes the shares of common stock referred to in footnotes (3) through (11) above.

(13)	This information is based solely upon our review of the most recent filings of Schedule 13D or 13G and Form 3, 4 or 5.

(14)
Based on information contained in a Schedule 13G filed on February 11, 2011 by and on behalf of Dimensional Fund Advisors LP (“DFA”). DFA indicates that it has sole dispositive power with respect to 849,583 shares of common stock reported and sole voting power with respect to 848,453 shares of common stock reported. DFA states that it is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither DFA nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over shares of common stock owned by the Funds, and may be deemed to be the beneficial owner of the shares of common stock held by the Funds. However, all shares of common stock reported are owned by the Funds. Dimensional disclaims beneficial ownership of such shares of common stock. In addition, DFA states that the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Exchange Act.

(15)
Based on information contained in Amendment No. 1 to Schedule 13G jointly filed on February 11, 2011 by and on behalf of John H. Lewis (“Lewis”), Osmium Partners, LLC, a Delaware limited liability company (“OPLLC”), Osmium Capital, LP, a Delaware limited partnership (“OCLP”), Osmium Capital II, LP, a Delaware limited partnership (“OCIILP”), and Osmium Spartan, LP, a Delaware limited partnership (“OSLP”).  Lewis indicates that he has sole voting and dispositive power with respect to 4,450 shares of common stock reported and shared voting and dispositive power with respect to 767,209 shares of common stock reported. OPLLC indicates that it has shared voting and dispositive power with respect to the 767,209 shares of common stock reported. OCLP indicates that it has shared voting and dispositive power with respect to 163,583 shares of common stock. OCIILP indicates that it has shared voting and dispositive power with respect to 485,677 shares of common stock. OSLP indicates that it has shared voting and dispositive power with respect to 66,623 shares of common stock. Lewis is the controlling member of OPLLC, which is the general partner of OCLP, OCIILP and OSLP. OPLLC also manages accounts on a discretionary basis (the “Accounts”). OCLP, OCIILP, OSLP and the Accounts directly own the shares of common stock reported (other than 4,450 shares owned directly by Lewis). Lewis and OPLLC may be deemed to share voting and dispositive power with respect to the shares with OCLP, OCIILP, OSLP and the Accounts (and not with any third party). Each reporting person disclaims beneficial ownership with respect to any shares other than the shares owned directly by such reporting person.

(16)
Based on information contained in Amendment No. 3 to Schedule 13D jointly filed on October 21, 2009 by and on behalf of The Charles A. Sammons 1987 Charitable Remainder Trust-Number 2, a charitable trust formed in the State of Texas (the “Sammons Trust”); Sammons Enterprises, Inc., a Delaware corporation (“Sammons”); Consolidated Investment Services, Inc., a Nevada corporation (“Consolidated”); Sammons Venture Properties, Inc., a Delaware corporation (“SVP”); Sammons Financial Group, Inc., a Delaware corporation (“Sammons Financial”); North American Company for Life and Health, an Illinois insurance company (“NACLH”); Nacolah Ventures, LLC, a Delaware limited liability company (“Nacolah”); Grizzly Bear, LLC, a Delaware limited liability company (“Grizzly Bear”); Bear Hunter, L.P., a Texas limited partnership (“Bear Hunter”); Bear Investor Joint Venture, a Texas general partnership (“Bear Investor”); and certain other parties who, as a result of transactions described in the amendment to the Schedule 13D, are no longer reporting persons under the Schedule 13D. Each of Bear Investor, Bear Hunter, Grizzly Bear, Nacolah, NACLH and Sammons Financial indicates that it has shared voting and dispositive power with respect to 441,263 shares of common stock. SVP indicates that it has sole voting and dispositive power with respect to 202,250 shares of common stock. Each of Consolidated, Sammons and the Sammons Trust indicates that it has shared voting and dispositive power with respect to 640,402 shares of common stock.

Proposal 1

Election of Directors

Reis’s board of directors currently consists of nine directors, of which six are independent directors under the current listing standards of the Nasdaq Stock Market.  Jeffrey Lynford, whose term expires at the annual meeting, has notified the Company that he will not stand for re-election at the annual meeting. The board of directors has determined not to fill his seat, and to reduce the number of directors from nine to eight.

The board of directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.

The nominees for election for a term expiring at the 2014 annual meeting of stockholders and when their respective successors have been elected and qualified are:

•	Lloyd Lynford

•	M. Christian Mitchell

The nominees will be elected at the annual meeting to serve for the term indicated and until their respective successors have been elected and qualified.

If any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present board of directors. Alternatively, the board of directors may adopt a resolution to reduce the size of the board. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and Reis.

The board of directors unanimously recommends a vote “FOR” the election of Lloyd Lynford and M. Christian Mitchell.

Information regarding the nominees for election at the annual meeting, the continuing directors whose terms expire in 2012 and 2013 and Reis’s executive officers is provided below. The age indicated in each individual’s biography is as of April 28, 2011.

Nominees for Election as Director for a Term to Expire at the 2014 Annual Meeting of Stockholders and When Their Respective Successors Have Been Elected and Qualified

Lloyd Lynford, age 55, has been President, Chief Executive Officer and a director of Reis since May 2007. Lloyd Lynford was a co-founder of Private Reis. From 1981 through May 2007, Lloyd Lynford was the president, chief executive officer and treasurer, as well as a member of the board of directors, of Private Reis. Lloyd Lynford served on the board of the Real Estate Research Institute from 1993 to 1997 and served as its president from 1996 to 1997. He has lectured at The Wharton School, Berkeley, MIT, New York University, Columbia University, and Cambridge University.  Lloyd Lynford graduated magna cum laude from Brown University.  The board has concluded that Lloyd Lynford should serve on the board based on his extensive expertise in commercial real estate markets and in developing and marketing analytical products to decision makers in the real estate capital markets.  Jeffrey Lynford and Lloyd Lynford are brothers.

M. Christian Mitchell, age 56, has been a director of Reis since May 2007. Mr. Mitchell has been a member of the board of directors of Special Value Opportunities Fund, LLC, a closed-end SEC registered investment company, since 2004, where he is also the designated financial expert and chairman of the audit committee, as well as a member of the transaction committee. Furthermore, Mr. Mitchell is also an investor in, and has served on the board of directors of, First Chicago Bancorp, Inc., a bank holding company in Chicago, Illinois, since 2006. Mr.

Mitchell serves on the risk committee, and is the chair of the audit committee, of First Chicago.  Mr. Mitchell was a member of the board of directors of Hanmi Financial Corporation (and its wholly-owned subsidiary, Hanmi Bank), a bank serving primarily the Korean-American community, from 2004 through 2007. He was the designated financial expert and chairman of the audit committee, as well as a member of the finance and planning committee and the compliance committee, of Hanmi Bank. Mr. Mitchell is vice chairman of Marshall & Stevens, Inc., a national valuation consulting firm, where he has served on the board of directors since December 2008.  He has also served as a member of the board of directors of Grandpoint Capital, a bank holding company located in Los Angeles, since March 2010, where he is chairman of the audit committee.  Mr. Mitchell has also served as president of the National Association of Corporate Directors (“NACD”), Southern California Chapter, since 2007 and holds the NACD Certificate of Director Education.  He was an adjunct accounting professor at the University of Redlands from 2006 through May 2010 and has been a guest lecturer since May 2010. Mr. Mitchell was with Deloitte & Touche LLP from 1977 to 1985 and 1987 to 2003, and served as the national managing partner, Mortgage Banking/Finance Companies Practice, from 2001 to 2003.  Mr. Mitchell graduated summa cum laude from the University of Alabama.  The board has concluded that Mr. Mitchell should serve on the board based on his extensive accounting and finance, banking and real estate finance, and corporate governance experience.

Directors Continuing in Office

The following directors have terms ending in 2012:

Meyer “Sandy” Frucher, age 64, has been a director of Reis since June 2000. Mr. Frucher has served as vice chairman of The Nasdaq OMX Group since July 2008.  He served as chairman and chief executive officer of the Philadelphia Stock Exchange from June 1998 through the acquisition of the Philadelphia Stock Exchange by The Nasdaq OMX Group in July 2008.  From September 1997 through July 2008, Mr. Frucher also served on the Philadelphia Stock Exchange’s board of governors. From 1988 to 1997, Mr. Frucher was executive vice president-development of Olympia & York Companies (U.S.A.) and coordinated and oversaw all of Olympia & York’s development projects in the United States. From 1988 to 1999, Mr. Frucher was trustee and then chairman of the New York City School Construction Authority. From 1984 to 1988, he was president and chief executive officer of the Battery Park City Authority.  Mr. Frucher serves on the board of The Options Clearing Corporation, the Saratoga Performing Arts Center, the PHLX Foundation and the Battery Park Conservancy. The board has concluded that Mr. Frucher should serve on the board based on his extensive capital markets and corporate finance experience, as well as his expertise in the areas of government/labor relations and strategic planning.

Jonathan Garfield, age 54, has been Executive Vice President and a director of Reis since May 2007. Mr. Garfield was a co-founder of Private Reis. From 1981 through May 2007, Mr. Garfield was executive vice president and secretary, as well as a member of the board of directors, of Private Reis. Mr. Garfield created the initial applications and the database which contains Reis’s time series data on the property, neighborhood and metropolitan levels. He led the initial transition to electronic delivery of Reis’s information products by managing the design, production, testing and maintenance of Reis’s flagship product, Reis SE. Mr. Garfield oversaw Private Reis’s corporate reporting, including legal, accounting, audit, tax and financing issues. Mr. Garfield graduated cum laude from Pomona College.  The board has concluded that Mr. Garfield should serve on the board based on his extensive experience in information management, database technology and analytical product development, as well as with the real estate markets, developed in his nearly 30 years with Reis.

Edward Lowenthal, age 66, has been a director of Reis since the formation of Wellsford in January 1997 and has been Chairman of the Board of Reis since November 2010. Mr. Lowenthal served as the president and chief executive officer of Wellsford from its formation until his retirement on March 31, 2002. He served as a director of Private Reis from 2000 through the Merger in May 2007. Mr. Lowenthal served as the president and chief executive officer and as a trustee of Wellsford’s former parent, Wellsford Residential Property Trust, from its formation in July 1992 until the consummation of its merger with Equity Residential (“EQR”) in May 1997. He served as a director of EQR from the time of the merger through 2003.  Mr. Lowenthal is president of Ackerman Management LLC, a real estate advisory and investment firm, and co-managing member of Wellsford Strategic Partners LLC, a real estate investment vehicle. Mr. Lowenthal currently serves as a director of Omega Healthcare Investors, Inc., a healthcare real estate investment trust, or REIT, American Campus Communities, Inc., a student housing REIT, and Homex Development Corp., a Mexican home builder. He is the non-executive chairman of the board of Tiburon Lockers, Inc., a private company that owns and operates concession rental lockers. He is also a trustee of the

Manhattan School of Music.  The board has concluded that Mr. Lowenthal  should serve on the board based on his industry experience developed through his service on the Private Reis board (prior to the Merger) and the Reis board following the Merger, and his extensive public company board experience.

The following directors have terms ending in 2013:

Thomas J. Clarke Jr., age 54, has been a director of Reis since September 2010.  Mr. Clarke has served as the chief executive officer of Weiss Group, LLC, a leading provider of independent research, since July 2010. From 1999 through 2009, Mr. Clarke served as chief executive officer of TheStreet.com, Inc., a financial media company. From 2002 through 2008, he also served as chairman of TheStreet.com. From 1998 through 1999, Mr. Clarke served as president of Thomson Financial Investor Relations, following the acquisition of Technimetrics, Inc. by Thomson Financial. From 1984 through 1998, Mr. Clarke served in executive positions of increasing responsibility at Technimetrics, a global information company, rising to chief executive officer from 1992 through the company's sale in 1998. From 1980 through 1984, Mr. Clarke served as Operations Manager for McAuto Systems Group, Incorporated, a Medicaid billing processor. Mr. Clarke currently serves on the boards of LiveDeal, Inc., a provider of local customer acquisition services for small businesses, and Standing Stone, Inc., developers of disease state management solutions. He is also a mentor to students at Columbia University involved in the Executive Masters Program focusing on technology. Mr. Clarke received a bachelor of science degree in marketing from St. John’s University and a master’s degree in business administration from Hofstra University. The board has concluded that Mr. Clarke should serve on the board based on his extensive operating and strategic experience as a senior executive in the information services industry.

Michael J. Del Giudice, age 68, has been a director of Reis since May 2007. Mr. Del Giudice founded and has served as a senior managing director of Millennium Capital Markets LLC, which specializes in advising and financing corporate, energy, real estate and investment management clients, since 1996. Mr. Del Giudice has also been the chairman and managing director of Rockland Capital Energy Investments LLC, a company which acquires and restructures independent power projects in North America and Europe, since 2003. Previously, Mr. Del Giudice was a general partner at Lazard Frères & Co. LLC, and served as Secretary to the Governor of New York State, as well as Chief of Staff to the New York State Assembly Speaker.  In addition, Mr. Del Giudice serves as the lead independent director of Consolidated Edison Inc., vice chairman of the board of trustees of the New York Racing Association and chairman of the Governor’s Committee on Scholastic Achievement, an educational non-profit group. Mr. Del Giudice is also a board member of Fusion Telecommunications International, Inc., and a member of the board of advisors of Corinthian Capital Group, LLC, a private investment fund. Mr. Del Giudice was previously a director of Barnes & Noble, Inc. The board has concluded that Mr. Del Giudice should serve on the board based on his extensive investment banking, corporate restructuring, corporate governance and governmental experience.

Byron C. Vielehr, age 47, has been a director of Reis since September 2010. Mr. Vielehr has served as president, Global Risk and Analytic Solutions, for Dun & Bradstreet, Inc., a leading source of commercial information and insight on businesses, since November 2009. From 2005 through 2008, he served as chief information officer, and from 2008 through 2009, he served as president, Sales and Marketing Solutions, for Dun & Bradstreet. Prior to joining Dun & Bradstreet, Mr. Vielehr was president and chief operating officer of Northstar Systems International, Inc., an enterprise wealth management technology solutions provider, and previously was chief technology officer of various units of Merrill Lynch, a leading investment bank. Mr. Vielehr received a bachelor’s degree from Drexel University and a master’s degree in business administration from the University of Pennsylvania’s Wharton School.  The board has concluded that Mr. Vielehr should serve on the board based on his extensive operating and strategic experience as a senior executive in the information services industry.

Executive Officers

In addition to Lloyd Lynford and Mr. Garfield, whose biographies are included above, the following individuals serve as executive officers of Reis:

        Mark P. Cantaluppi, age 40, has been Vice President (since November 1999) and Chief Financial Officer (since March 2006) of Reis. Previously, Mr. Cantaluppi was Chief Accounting Officer and Director of Investor Relations since December 2000. He joined Wellsford in November 1999 as Vice President, Controller and Director of Investor Relations. From January 1998 to November 1999, he was the assistant controller of Vornado Realty

Trust, a diversified REIT. From 1993 to 1998, Mr. Cantaluppi worked for Ernst & Young LLP, a public accounting firm, where he attained the level of manager. Mr. Cantaluppi is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Cantaluppi is a graduate of Villanova University.

William Sander, age 44, has been Chief Operating Officer of Reis Services since May 2007. From 2001 through May 2007, Mr. Sander was Chief Operating Officer of Private Reis. Mr. Sander has overall responsibility for the day-to-day operations of Reis Services and supervision of all departments within Reis Services. Prior to joining Private Reis, Mr. Sander was a senior vice president of product management for Primark Corporation, a company that provides content and software to the financial services industry. Mr. Sander is a graduate of Marietta College.

Proposal 2

Approval and Adoption of the Amended and Restated Reis, Inc. 2011 Omnibus Incentive Plan

Reis has historically maintained employee incentive plans. Currently, Reis maintains the Reis, Inc. 2008 Omnibus Incentive Plan (the “2008 Omnibus Plan”), which empowers Reis to grant stock options and stock appreciation rights (“SARs”), and to make restricted stock and RSU grants, performance share awards, and other stock-based awards to directors, officers, other employees, consultants and advisors of Reis and its subsidiaries and affiliates.

The board of directors believes that the ability to grant equity-based awards helps Reis to (i) remain competitive particularly against similar companies competing for the same talent pool, in attracting and retaining qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to Reis’s success, and (iv) align the interests of 2008 Omnibus Plan participants with those of Reis’s stockholders.

As of the date of this proxy statement, only about 143,000 shares remain reserved for future issuance under the 2008 Omnibus Plan. The board believes that additional availability under the plan is crucial for permitting continued alignment of employee interests with those of stockholders.

As a result, the board has, subject to stockholder approval, amended and restated the 2008 Omnibus Plan ( renaming it the “Amended and Restated Reis, Inc. 2011 Omnibus Incentive Plan” (the “2011 Omnibus Plan”)) to (i) increase the number of shares reserved for future issuance by 1,000,000 shares and (ii) extend the termination date of the plan to June 2, 2021. The 2011 Omnibus Plan also includes a definition of “Change in Control,” which definition is consistent with the definition included in the 2010 employment agreements entered into with our named executive officers.  Under the rules of the Nasdaq Stock Market, Reis is required to obtain stockholder approval for the 2011 Omnibus Plan.  If the 2011 Omnibus Plan is not approved by stockholders, the 2008 Omnibus Plan will remain in effect, and Reis will not have additional shares reserved for future issuance. Based on historical grant practices, management believes that Reis will exhaust availability of shares under the 2008 Omnibus Plan before the 2012 annual meeting of stockholders.

The board has also designed the 2008 Omnibus Plan (and the 2011 Omnibus Plan if adopted) to enable Reis to provide certain forms of performance-based compensation to senior executive officers that are intended to meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code provides that, subject to certain exceptions, Reis may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes performance-based compensation meeting certain requirements from the $1 million limitation on tax deductibility. All stock options, SARs and performance awards, and certain grants of restricted stock, RSUs and other stock-based awards, made under the 2008 Omnibus Plan or the 2011 Omnibus Plan are intended to be deductible as performance-based compensation not subject to the $1 million limitation on deductibility.

There has been no determination with respect to future awards under the 2008 Omnibus Plan or the 2011 Omnibus Plan as of the date of this proxy statement, with the exception of grants of RSUs to non-employee directors as part of their annual compensation. See “Corporate Governance — Compensation of Directors.”

The board of directors unanimously recommends that you vote “FOR” the approval and adoption of the 2011 Omnibus Plan.

Summary of the 2011 Omnibus Plan

The principal features of the 2011 Omnibus Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the 2011 Omnibus Plan which is set forth at Annex A to this Proxy Statement.

Plan Administration.  The 2011 Omnibus Plan will be administered by the Compensation Committee, provided, however, that unless otherwise determined by the board of directors, for purposes of administering the 2011 Omnibus Plan, each member of the Compensation Committee will be a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder. In no event will the Compensation Committee consist of fewer than two directors. The Compensation Committee has broad authority to administer and interpret the 2011 Omnibus Plan and its provisions as it deems necessary and appropriate. Decisions of the Compensation Committee will be final, conclusive and binding on all persons or entities, including the Company, any participant, and any subsidiary or affiliate. Notwithstanding the foregoing, any action or determination by the Compensation Committee specifically affecting or relating to an award to a member of the Compensation Committee will require the prior approval of the board of directors (excluding persons who are also members of the Compensation Committee).

Eligibility.  Any director, employee, consultant or advisor of Reis or any of its subsidiaries or affiliates selected by the Compensation Committee is eligible to receive grants of stock options, SARs, restricted stock, RSUs, performance share awards and other stock-based awards under the 2011 Omnibus Plan. The selection of participants and the nature and size of grants and awards will be wholly within the discretion of the Compensation Committee. A participant must be in the employ of, or be providing services to, the Company or a subsidiary or affiliate of the Company continuously from the date a grant is made through the date of payment or settlement thereof, unless otherwise provided by the Compensation Committee.

Shares Subject to the 2011 Omnibus Plan.  Including the initial 1,000,000 shares authorized for issuance under the 2008 Omnibus Plan, a total of 2,000,000 shares of common stock may be issued under the 2011 Omnibus Plan. In addition, shares of common stock that are subject to awards outstanding on the effective date of the 2011 Omnibus Plan issued under a prior equity compensation plan of the Company (including the 2008 Omnibus Plan), and any shares of common stock that are subject to awards under the 2011 Omnibus Plan, that expire according to their terms or are forfeited, terminated, canceled or surrendered will be available for issuance pursuant to new grants or awards under the 2011 Omnibus Plan. As of April 28, 2011, if the 2011 Omnibus Plan had been approved, there would have been approximately 1,143,000 shares reserved for future issuance under the 2011 Omnibus Plan. There would have also been awards with respect to 1,066,000 shares outstanding, which may be subject to expiration, forfeiture, termination, cancellation or surrender. Any shares of common stock subject to awards granted under the 2008 Omnibus Plan (previous to this amendment and restatement) or the 2011 Omnibus Plan or otherwise outstanding awards on the effective date of the 2011 Omnibus Plan that are subsequently surrendered or withheld in payment of the exercise price of a stock option or in payment of taxes associated with such awards, or any shares of common stock subject to a SAR that are not issued in connection with the stock settlement of the SAR upon the exercise thereof may become available for grant under the 2011 Omnibus Plan.

The maximum number of shares with respect to all awards that may be granted under the 2011 Omnibus Plan to any participant during any 36-month period is 500,000 shares. If an award is canceled, the shares with respect to such canceled award will continue to be counted toward the participant’s grant limitation.

Adjustments. The maximum number and kind of shares available for issuance under the 2011 Omnibus Plan is subject to appropriate adjustments to reflect certain events, such as a stock dividend, stock split, reorganization, recapitalization, business combination or similar event. Similar adjustments may also be made to:

•	the maximum number of shares which may be subject to any type of grant or award or any outstanding grant or award to any participant during any specified period; and

•	the per share exercise price of any outstanding stock option or SAR and the number or value of any units which are the subject of any other outstanding grant or award.

Term, Amendment and Termination.  The 2011 Omnibus Plan will remain in effect until June 2, 2021, unless sooner terminated by the board of directors. Termination will not affect grants and awards then outstanding. The board of directors may terminate or amend the 2011 Omnibus Plan at any time without stockholder approval, unless such approval is necessary to comply with the Exchange Act, the Code, the rules and regulations of the Nasdaq Stock Market or other applicable law. In any event, stockholder approval will be required to, among other things, amend the 2011 Omnibus Plan to increase the maximum number of shares which may be issued pursuant to the 2011 Omnibus Plan.

Stock Options.  The 2011 Omnibus Plan will permit the Compensation Committee to grant stock options to participants. The per share exercise price for any stock option will not be less than 100% of the fair market value of a share of common stock at the date of grant. Fair market value is defined as the closing market price of the common stock on the Nasdaq Stock Market on the grant date. The term of a stock option may not extend beyond ten years, with certain exceptions for death and disability.

The repricing of stock options at a lower exercise price, whether by cancellation or amendment of the original grant or in exchange for cash or another award, is expressly prohibited by the 2011 Omnibus Plan, without stockholder approval.

Stock Appreciation Rights. SARs may be granted under the 2011 Omnibus Plan in tandem with, in relation to or independent of any other award under the 2011 Omnibus Plan.

A SAR entitles the holder to receive an amount equal to all, or some portion (as determined by the Compensation Committee), of the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be paid in cash or in shares of common stock (at fair market value on the date of exercise), or a combination thereof, as determined by the Compensation Committee. The Compensation Committee will establish the term of each SAR. As with stock options, the term of a SAR may not extend beyond ten years.

The repricing of SARs at a lower exercise price, whether by cancellation or amendment of the original grant or in exchange for cash or another award, is expressly prohibited by the 2011 Omnibus Plan, without stockholder approval.

Restricted Stock and RSUs.  The 2011 Omnibus Plan authorizes the granting of restricted stock and RSUs to participants. The Compensation Committee selects the grantees and determines the terms and conditions of each grant.

Restricted stock and RSUs may be issued subject to a restriction period during which the participant is not entitled to delivery of the shares or units, restrictions are placed on the transferability of the shares or units, and all or a portion of the shares or units will be forfeited if the recipient terminates employment for reasons other than as approved by the Compensation Committee. The Compensation Committee may also require that specified performance goals (as defined below) be attained during the restriction period. Upon expiration of the restriction period for RSUs, the appropriate number of shares will be delivered to the grantee (or credited to the grantee’s account) free of all restrictions. During the restriction period, the grantee will be entitled to vote restricted shares (but not RSUs) and, unless the Compensation Committee otherwise provides, the grantee of restricted stock or RSUs may receive dividends or dividend equivalents on a current or deferred basis including being subject to the same vesting conditions as the underlying award.

Performance Grants and Awards.  Under the 2011 Omnibus Plan, participants may be granted the contingent right, expressed in units (which may be equivalent to a share of common stock or other monetary value), to receive payments in shares of common stock, cash or any combination thereof (“performance grants”) based upon performance over a specified period (“performance period”). At the time of grant, the Compensation Committee will also establish one or more performance criteria (the “performance measure”) applicable to the performance grant and targets that must be attained relative to the performance measure (“performance goals”). The performance measure(s) for an award intended to qualify for the performance-based exception to Section 162(m) of the Code (a “162(m) Award”) may be based on any of the following criteria (which may be calculated on an absolute or per share basis), alone or in combination, as it relates to the Company and/or one or more of its subsidiaries or affiliates, as the Compensation Committee deems appropriate: net sales; revenue; product revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions; stockholders’ equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel. If the applicable performance criteria under a 162(m) Award are achieved for a given performance period, the Compensation Committee has full discretion to reduce or eliminate the amount otherwise payable for that performance period. Under no circumstances may the Compensation Committee use discretion to increase the amount payable to a participant under a 162(m) Award.

Performance grants that are intended to qualify as 162(m) Awards must also comply with the following requirements: Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the performance period, the Compensation Committee will, in writing, designate one or more performance periods, determine the participants for such performance periods and determine the performance goals for determining the Award for each participant for such performance period(s) based on attainment of specified levels of one or any combination of the performance criteria. Such performance goals may be based solely by reference to the performance of the Company or any of its subsidiaries’ or affiliates’ performance or the performance of a division, business segment or business unit of the Company or of an affiliate, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. In determining attainment of a performance goal, the comparisons utilized will be consistently applied from year to year. Provided that it is so specified at the time the performance goals are established, the Compensation Committee may exclude charges related to an event or occurrence which the Compensation Committee determines should be excluded, including, without limitation, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. At such time as it determines appropriate following the conclusion of each performance period but prior to payment of such award, the Compensation Committee will certify, in writing, that the performance goals and any other material terms were in fact satisfied.

Other Stock-Based Grants.  The 2011 Omnibus Plan permits other stock-based grants to participants in shares of common stock, in common stock equivalents or in other stock-based units on such terms and conditions as the Compensation Committee determines.

Transferability.  Awards other than incentive stock options may be transferable by a participant to any one or more of the following persons (each, a “Permitted Assignee”): (i) the spouse, parent, issue, spouse of issue, or issue of spouse (“issue” includes all descendants whether natural or adopted) of such participant; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such participant or for the benefit of any such persons and such participant; or (iii) an entity in which the participant or any Permitted Assignee thereof is a beneficial owner; provided, however, that such Permitted Assignee will be bound by all of the terms and conditions of the 2011 Omnibus Plan and must execute an agreement satisfactory to the Company evidencing such obligation; provided further, however, that any transfer by a participant to any Permitted Assignee must be subject to the prior consent of the Compensation Committee; and provided further, however, that such participant remain bound by the terms and conditions of the 2011 Omnibus Plan.

Deferrals. The Compensation Committee may defer the payment of any grant or award, or permit participants to defer their receipt of payment, for such period or periods and on such terms and conditions as the Compensation Committee may specify. Deferrals may be in the form of common stock equivalents, which earn dividend equivalents, or in cash, which may earn interest at a rate or rates specified by the Compensation Committee.

        Change in Control.  Agreements evidencing awards may contain provisions for acceleration of vesting, exercisability, or payout, in the event of a Change in Control (as hereinafter defined). Moreover, award agreements may provide that in such event (i) stock options and SARs outstanding as of the date of such event shall be cancelled and terminated without payment to the extent that the fair market value of a share as of the date of the event is less than the per share stock option exercise price or SAR grant price, (ii) any deferral or other restriction shall lapse or (iii) performance share awards shall be immediately settled or distributed.

For purposes of the 2011 Omnibus Plan, “Change in Control” means the occurrence of any of the following, whether directly or indirectly, voluntarily or involuntarily, whether as part of a single transaction or a series of transactions:

•
individuals who as of the effective date of the 2011 Omnibus Plan constitute the board cease, for any reason, to constitute at least a majority of the board, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors as of the effective date of the 2011 Omnibus Plan (either by a specific vote of such directors or by the approval of Reis’s proxy statement in which each such individual is named as a nominee for a director without written objection to such nomination by such directors); provided, however, that no individual initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board shall be deemed to be approved (solely for purposes of this definition of Change in Control);

•	the sale, transfer or other disposition of all or substantially all of the assets of Reis (other than to a wholly-owned direct or indirect subsidiary of Reis or a benefit plan of Reis);

•
any person or entity or group of affiliated persons or entities (other than Lloyd Lynford, Jonathan Garfield or a group including either of them) acquiring beneficial ownership (as that term is used in Rules 13d-3, 13d-5 or 16a-1 under the Securities Exchange Act of 1934, as amended, whether or not applicable) of 30% or more of the shares of capital stock or other equity of Reis, having by the terms thereof voting power to elect the members of the Board, or, convertible into shares of such capital stock or other equity of Reis (collectively, “Voting Shares”), as the case may be;

•	the stockholders or members of Reis adopting a plan of liquidation providing for the distribution of all or substantially all of Reis’s assets or approving the dissolution of Reis; or

•
the merger, consolidation, or reorganization of Reis or any similar transaction which results in (1) the beneficial owners of the Voting Shares of Reis immediately prior to such merger, consolidation, reorganization or transaction beneficially owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity representing 50% or less of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity or (2) any person or entity or group of affiliated persons or entities (other than Lloyd Lynford, Jonathan Garfield or a group including either of them) owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity, representing 30% or more of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity.

        For purposes of this definition of “Change in Control,” “Reis” refers to both Reis, Inc. and Reis Services, LLC. The 2011 Omnibus Plan provides that if a Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of Reis within the meaning of Section 409A of the Code, then, payment to the grantee will only be made to the extent necessary to be in compliance with the provisions of Section 409A of the Code.

Federal Income Tax Consequences.  Based on the Code and existing regulations thereunder, the anticipated Federal income tax consequences of the several types of grants and awards under the 2011 Omnibus Plan are as described below.

Grant of Stock Options and SARs.  An optionee will not recognize any taxable income at the time a stock option or SAR is granted and Reis will not be entitled to a Federal income tax deduction at that time.

Exercise of Incentive Stock Options.  No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. The excess of the fair market value of the shares of common stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the Federal “alternative minimum tax” at the date of exercise. If the optionee holds the shares of common stock purchased for two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, as the case may be, and Reis will not be entitled to a Federal income tax deduction.

If the shares of common stock are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock purchased at the time of exercise over the aggregate option exercise price and (ii) the excess of the amount realized upon disposition of such shares over the option exercise price. Reis will be entitled to a Federal income tax deduction equal to that amount.

Exercise of Non-Qualified Stock Options.  Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of common stock purchased at the time of such exercise over the aggregate option exercise price. Reis will be entitled to a Federal income tax deduction equal to that amount. On a subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of sale. The capital gain or loss will be short-term or long-term depending on the period of time the shares are held by the optionee following exercise.

Exercise of Stock Appreciation Rights.  Upon the exercise of a SAR, the holder will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of common stock acquired. Reis will be entitled to a Federal income tax deduction equal to that amount. The holder’s basis in any shares of common stock acquired will be equal to the amount of ordinary income upon which he or she was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss. The capital gain or loss will be short-term or long-term depending on the period of time the shares are held by the grantee following receipt.

Restricted Stock.  A participant receiving a grant of restricted stock will not recognize income, and Reis will not be allowed a deduction, when restricted shares of common stock are granted, unless the participant makes the election under Section 83(b) of the Code described below (a “Section 83(b) Election”). While the restrictions are in effect, a participant will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount.

When the restrictions on the shares of common stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid by the participant for the shares will be ordinary income to the participant. Reis will be entitled to a Federal income tax deduction equal to that amount. Upon disposition of the shares of common stock, the gain or loss recognized by the participant will be treated as a capital gain or loss. The capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions.

If a Section 83(b) Election is filed by the participant with the Internal Revenue Service within 30 days after the date of grant, then the participant will recognize ordinary income and the holding period will commence as of the date of grant. The amount of ordinary income recognized by the participant will equal the excess of the fair market value of the shares as of the date of grant over the amount paid by the participant for the shares of common stock. Reis will be entitled to a deduction in a like amount. If such election is made and a participant thereafter forfeits the restricted shares of common stock, no refund or deduction will be allowed for the amount previously included in such participant’s income. Dividends paid after a Section 83(b) Election is filed by the participant are treated as dividend income and not as compensation income.

RSUs.   A participant will not recognize taxable income at the time of the grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or common stock in settlement of the RSU. In general, the amount of such compensation income will be equal to the amount of cash received or the fair market value of the common stock received (determined at the time such stock is received by, or is otherwise made available to, the participant).

A participant will be subject to withholding for federal, state and local, income and employment taxes at the time he or she recognizes income with respect to common stock or cash received.

The tax basis in the common stock received by a participant will equal the amount recognized by him or her as compensation income, and the participant’s capital gains holding period in those shares will commence on the date the participant recognizes income. Any gain or loss from the sale of the common stock received will be capital gain or loss, measured by the difference between the amount realized on the sale and the participant’s tax basis in the shares.

Performance Grants.  A participant receiving a performance grant will not recognize income, and the Company will not be allowed a deduction, at the time the grant is made. When a participant receives payment in cash or shares of common stock, the amount of cash and the fair market value of the shares of common stock received will be ordinary income to the participant (unless a Section 83(b) Election was filed with respect to such grant) and the Company will be entitled to a Federal income tax deduction equal to that amount.

Special Rules.  To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of common stock, the tax consequences described above apply except that the number of shares of common stock received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price will have the same basis and tax holding period as the shares of common stock surrendered. If the shares of common stock surrendered had previously been acquired upon the exercise of an incentive stock option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares of common stock received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. If an optionee exercises an incentive stock option by tendering shares previously acquired on the exercise of an incentive stock option, a disqualifying disposition may occur and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

Tax Withholding.  All payments or distributions made pursuant to the 2011 Omnibus Plan to a participant (or a Permitted Assignee thereof) will be net of any applicable Federal, state and local withholding taxes arising as a result of the grant of any award, exercise of an option or SARs or any other event occurring pursuant to the 2011 Omnibus Plan. The Company will have the right to withhold from such participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the participant (or Permitted Assignee) to pay such withholding taxes. If the participant (or Permitted Assignee) fails to make such tax payments as are required, the Company or its subsidiaries or affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay withholding taxes, the participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Compensation Committee, to have withheld a portion of the shares then issuable to the participant (or Permitted Assignee) pursuant to the 2011 Omnibus Plan, having an aggregate fair market value equal to the withholding taxes, resulting in a lower number of shares being issued to the participant (or Permitted Assignee).

Section 162(m) Limit.  Reis believes that compensation paid under the 2011 Omnibus Plan from time to time to certain executive officers attributable to stock options, SARs and performance grants, and certain forms of restricted stock grants and stock-based grants, will be treated as qualified performance-based compensation and will be deductible by Reis and not subject to the $1 million deduction limitation of Section 162(m) of the Code.

        Securities Authorized for Issuance Under Equity Compensation Plans

The following table details information for each of Reis’s compensation plans at December 31, 2010:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (A)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders:
1998 Plan	274,295	(B)	$7.80	—
2008 Plan	705,080	(C)	$8.03	345,137	(D)
	979,375		$7.91	345,137	(D)
Equity compensation plans not approved by stockholders:
2007 inducement grants	225,000	(E)	$10.40	—
Total	1,204,375		$8.73	345,137	(D)

(A)	The weighted average exercise price does not take into account the shares issuable upon vesting or delivery of outstanding RSUs, which have no exercise price.
(B)	Includes 230,896 shares issuable upon exercise of stock options and 43,399 shares issuable upon vesting of RSUs (or, with respect to RSUs granted to non-employee directors, delivery of RSUs).
(C)	Includes 225,000 shares issuable upon exercise of stock options and 480,080 shares issuable upon vesting of RSUs (or, with respect to RSUs granted to non-employee directors, delivery of RSUs).
(D)
Availability reflects reductions related to grants under the 2008 Plan offset by increases related to expirations and forfeitures under the 2008 Plan and the 1998 Plan, as permitted under the 2008 Plan.

(E)	Includes 225,000 shares issuable upon exercise of stock options.

The 1998 Plan expired on March 10, 2008, and no new grants have been or may be made thereunder.

Proposal 3

Ratification of the Appointment of the
Independent Registered Public Accounting Firm

Reis’s independent registered public accounting firm for the fiscal year ended December 31, 2010 was Ernst & Young LLP. Reis’s Audit Committee has appointed Ernst & Young LLP to continue as the independent registered public accounting firm for Reis for the fiscal year ending December 31, 2011. If stockholders do not ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm, the board of directors may consider another independent registered public accounting firm.

A representative of Ernst & Young LLP will be present at the annual meeting, either in person or by teleconference. The representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders present at the annual meeting.

The board of directors unanimously recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Reis.

Audit and Non-Audit Fees

The following table sets forth the fees billed to Reis for the years ended December 31, 2010 and 2009 by Ernst & Young LLP:

	2010	2009

Audit fees(A)	$353,000	$353,000
Audit-related fees	—	—
Tax fees(B)	49,000	54,000
All other fees	—	—
	$402,000	$407,000

(A)
Consists of fees billed for professional services rendered for (i) the audit of Reis’s annual financial statements for the years ended December 31, 2010 and 2009 and (ii) the reviews of the financial statements included in Reis’s quarterly reports on Form 10-Q during 2010 and 2009.

(B)	Fees are for tax return preparation for the years ended December 31, 2010 and 2009.

Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by its independent registered public accounting firm and consider and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider specific engagements on a case-by-case basis and approve them, if appropriate.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to one or more of its members to whom authority is delegated. The member or members to whom such authority is delegated are required to report any specific approval of services at the Audit Committee’s next regular meeting.

During the years ended December 31, 2010 and 2009, all fees set forth above were approved by the Audit Committee.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of Reis’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this report of the Audit Committee will not be incorporated by reference into any such filings.

Reis’s management is responsible for Reis’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Reis’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles (“GAAP”). The Audit Committee oversees Reis’s internal control over financial reporting on behalf of the board of directors.

The Audit Committee met seven times during 2010 and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Reis’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Interim Auditing Standard AU 380, “The Auditor’s Communication with Those Charged with Governance,” including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the letter from the independent registered public accounting firm required by the PCAOB’s Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent registered public accounting firm the firm’s independence from Reis and its management.

The Audit Committee discussed with Reis’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their annual examination and their procedures with respect to the Company’s quarterly financial statements, their consideration of Reis’s internal control over financial reporting, and the overall quality of Reis’s financial reporting process. The Audit Committee also approved the professional (including non-audit) services provided by the independent registered public accounting firm, considered the range of audit and non-audit fees, reviewed any related party transactions and reviewed and approved the issuance of the quarterly financial statements and disclosures in Reis’s quarterly reports on Form 10-Q during 2010 and the year end financial statements and disclosures in Reis’s annual report on Form 10-K for the year ended December 31, 2010, in each case before such document was filed with the SEC.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Reis’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of Reis’s financial statements with GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that Reis’s financial statements are presented in accordance with GAAP, that the audit of Reis’s financial statements has been carried out in accordance with the standards of the PCAOB or that Reis’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in Reis’s annual report on Form 10-K for the year ended December 31, 2010 for filing with the SEC on March 11, 2011. The annual report on Form 10-K, including the financial statements recommended by the Audit Committee, was distributed to the board of directors and each director authorized filing of the annual report by executing the signature page thereto.

The Audit Committee has selected, subject to stockholder ratification, Ernst & Young LLP as Reis’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The Audit Committee of the Board of Directors of Reis, Inc.
M. Christian Mitchell (Chairman)
Meyer S. Frucher
Byron C. Vielehr

Executive Compensation

Summary Compensation Table

Since we are a smaller reporting company, our named executive officers include our principal executive officer (Lloyd Lynford) and our two other most highly compensated executive officers as of the end of the last fiscal year (Messrs. Garfield and Sander). Although not required by the applicable SEC rules, we have included Mr. Cantaluppi as a named executive officer, since he is our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)(A)	Bonus ($)(B)	Stock Awards ($)(C)	Option Awards ($)(D)	Non-Equity Incentive Plan Compensation ($)(E)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(F)	Total ($)

Lloyd Lynford — Chief Executive Officer	2010	$499,199	$—	$199,069	$55,000	$265,392	$—	$19,337	$1,037,997
and President	2009	$645,000	$168,750	$284,722	$—	$—	$—	$2,450	$1,100,922

Jonathan Garfield —	2010	$439,212	$—	$173,069	$44,000	$189,566	$—	$16,471	$862,318
Executive Vice President	2009	$500,000	$168,750	$183,322	$—	$—	$—	$2,450	$854,522

William Sander —
Chief Operating Officer	2010	$390,050	$—	$188,882	$111,720	$104,237	$—	$2,450	$797,339
of Reis Services	2009	$444,000	$17,000	$92,095	$111,720	$—	$—	$2,450	$667,265

Mark P. Cantaluppi —
Vice President,	2010	$311,619	$—	$92,751	$55,860	$91,946	$—	$2,450	$554,626
Chief Financial Officer	2009	$349,500	$14,750	$43,526	$55,860	$—	$—	$2,500	$466,136

(A)
Includes base salary for all periods and guaranteed bonuses under the executive officers’ then existing employment agreements for 2009 and through May 2010 for Lloyd Lynford and through June 2010 for Messrs. Sanders and Cantaluppi.  Contractual minimum bonuses for 2009 were paid in January 2010. Contractual minimum bonuses for the first part of 2010 were paid during 2010.

(B)	Includes discretionary bonuses in excess of contractual minimum bonuses. Discretionary bonuses for 2009 were paid in March 2010.
(C)
Represents total compensation expense recognized for RSUs granted to each named executive officer. The grant date fair market value of the RSUs and stock options used to calculate these amounts is the same as that used for stock-based compensation disclosure included in Reis’s consolidated financial statements filed with the SEC.

	▪	For Lloyd Lynford, the 2010 amount includes $49,750 of expense relating to RSUs granted in February 2010 (the “2010 Annual Grant”), $50,773 of expense relating to RSUs granted in February 2009 (the “2009 Grant”), $50,400 of expense relating to RSUs granted in February 2008 (the “2008 Grant”) and $48,146 of expense relating to performance-based RSUs granted in May 2007 (the “2007 Grant”); and the 2009 amount includes $46,542 of expense relating to the 2009 Grant, $50,400 of expense relating to the 2008 Grant and $187,780 of expense relating to the 2007 Grant.
	▪	For Mr. Garfield, the 2010 amount includes $49,750 of expense relating to the 2010 Annual Grant, $50,773 of expense relating to the 2009 Grant, $50,400 of expense relating to the 2008 Grant and $22,146 of expense relating to the 2007 Grant; and the 2009 amount includes $46,542 of expense relating to the 2009 Grant, $50,400 of expense relating to the 2008 Grant and $86,380 of expense relating to the 2007 Grant.
	▪	For Mr. Sander, the 2010 amount includes $50,413 of expense relating to the 2010 Annual Grant, $42,354 of expense relating to RSUs granted in July 2010 (in connection with execution of a new employment agreement) (the “2010 Additional Grant”), $48,235 of expense relating to the 2009 Grant and $47,880 of expense relating to the 2008 Grant; and the 2009 amount includes $44,215 of expense relating to the 2009 Grant and $47,880 of expense relating to the 2008 Grant.
	▪	For Mr. Cantaluppi, the 2010 amount includes $25,207 of expense relating to the 2010 Annual Grant, $22,134 of expense relating to the 2010 Additional Grant, $22,610 of expense relating to the 2009 Grant and $22,800 of expense relating to the 2008 Grant; and the 2009 amount includes $20,726 of expense relating to the 2009 Grant and $22,800 of expense relating to the 2008 Grant.
The 2010 Annual Grant had a grant date fair value of $5.97 per share; the 2010 Additional Grant had a grant date fair value of $6.42 per share for Mr. Sander’s grant and $6.71 per share for Mr. Cantaluppi’s grant; the 2009 Grant had a grant date fair value of $4.76 per share; the 2008 Grant had a grant date fair value of $7.20 per share; and the 2007 Grant had a grant date fair value of $10.40 per share.
(D)
Represents (i) total compensation expense recognized in 2009 and 2010 for stock options (with an exercise price of $10.40 per share) granted to Messrs. Sander and Cantaluppi in May 2007 and (ii) total compensation expense recognized in 2010 for stock options (with an exercise price of $8.025 per share) granted to Lloyd Lynford and Mr. Garfield in July 2010. The grant date fair market value of the stock options used to calculate these amounts is the same as that used for stock-based compensation disclosure included in Reis’s consolidated financial statements filed with the SEC.

(E)
Includes non-equity incentive plan compensation and/or performance-based bonuses under the executive officers’ employment agreements. Performance-based bonuses for 2010, net of contractual minimum bonuses for Messrs. Sander and Cantaluppi, were paid in March 2011.

(F)
For Lloyd Lynford, all other compensation in 2010 includes $10,309 paid on his behalf for legal services in connection with his employment contract negotiation, $2,450 representing matching contributions to the Company’s 401(k) plan and an aggregate of $6,578 primarily for health related benefits.  In 2009, the amount presented represents matching contributions into the Company’s 401(k) plan and does not reflect any perquisites as the aggregate amount of perquisites was less than $10,000.

For Mr. Garfield, all other compensation in 2010 includes $10,309 paid on his behalf for legal services in connection with his employment contract negotiation, $2,450 representing matching contributions to the Company’s 401(k) plan and an aggregate of $3,712 primarily for health related benefits.  In 2009, the amount presented represents matching contributions into the Company’s 401(k) plan and does not reflect any perquisites as the aggregate amount of perquisites was less than $10,000.

For Messrs. Sander and Cantaluppi, the amounts presented in the 2010 and 2009 periods represent matching contributions into the Company’s 401(k) plan and do not reflect any perquisites as the aggregate amount of perquisites was less than $10,000 in each period for each individual.

Employment Agreements

Each of the named executive officers has entered into an employment agreement governing his compensation and related arrangements with Reis and/or Reis Services.  The following summaries are not complete descriptions of the employment agreements.  Each agreement is filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 11, 2011.  The compensation committee of Reis’s board of directors engaged an independent compensation consultant to assist in the negotiation and benchmarking of the employment arrangements against appropriate peers for each individual.  The following is a description of the four employment agreements:

Lloyd Lynford. On July 29, 2010, Reis and Reis Services (together with Reis, the “Employer”), entered into an employment agreement with Lloyd Lynford, effective as of July 1, 2010 (the “Lynford Agreement”). The Lynford Agreement supersedes Mr. Lynford’s prior employment agreement and provides for Mr. Lynford to continue to be employed as President and Chief Executive Officer of both Reis and Reis Services. The Lynford Agreement has a three year term that expires on July 1, 2013.

During the term of his employment, Mr. Lynford is entitled to a salary of not less than $400,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $280,000 per year. Mr. Lynford was also granted stock options for 125,000 shares of Reis common stock at an exercise price of $8.025 per share (125% of the closing price on July 29, 2010). These stock options vest on June 30, 2013 (or earlier upon the occurrence of certain events, as set forth in the Lynford Agreement) and generally expire ten years after grant. The Employer also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Lynford, in the amount of $680,000. In the event that Mr. Lynford incurs a qualifying termination during the term of the Lynford Agreement, the Lynford Agreement provides for a lump sum severance payment equal to 1.5 times the sum of his then current base salary and target bonus (or 2.5 times, in the case of a qualifying termination that occurs in connection with or during the two year period following a change of control), the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of 18 months following his termination of employment. Mr. Lynford has agreed to restrictions on non-competition and non-solicitation of employees or customers for a one year period in the case of termination of his employment (with an extension to a two year period in case of a termination of his employment in connection with a change of control).

Jonathan Garfield. On July 29, 2010, Reis and Reis Services entered into an employment agreement with Jonathan Garfield, effective as of July 1, 2010 (the “Garfield Agreement”). The Garfield Agreement supersedes Mr. Garfield’s prior employment agreement and provides for Mr. Garfield to continue to be employed as Executive Vice President of both Reis and Reis Services. The Garfield Agreement has a three year term that expires on July 1, 2013.

        During the term of his employment, Mr. Garfield is entitled to a salary of not less than $400,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $200,000 per year. Mr. Garfield was also granted stock options for 100,000 shares of Reis common stock at an exercise price of $8.025 per share (125% of the closing price on July 29, 2010). These stock options vest on June 30, 2013 (or earlier upon the occurrence of certain events, as set forth in the Garfield Agreement) and generally expire ten years after grant. The Employer also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Garfield, in the amount of $600,000. In the event that Mr. Garfield incurs a qualifying termination during the term of the Garfield Agreement, the Garfield Agreement provides for a lump sum severance payment equal to 1.5 times the sum of his then current base salary and target bonus (or 2.5 times, in the case of a qualifying termination that occurs in connection with or during the two year period following a change of control), the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of 18 months following his termination of employment. Mr. Garfield has agreed to restrictions on non-competition and non-solicitation of employees or customers for a one year period in the case of termination of his employment (with an extension to a two year period in case of a termination of his employment in connection with a change of control).

William Sander. On July 29, 2010, Reis Services entered into a new employment agreement with William Sander, effective as of July 1, 2010 (the “Sander Agreement”). Reis is a party to this agreement for limited purposes. The Sander Agreement supersedes Mr. Sander’s prior employment agreement and provides for Mr. Sander to be employed as Chief Operating Officer of Reis Services for a three year term that expires on July 1, 2013.

During the term of his employment, Mr. Sander is entitled to a salary of not less than $325,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $190,000 per year (Mr. Sander’s bonus for 2010 was reduced by the $75,850 pro rata guaranteed minimum bonus paid to Mr. Sander in July 2010 under his prior employment agreement). Mr. Sander was also granted 50,000 RSUs of Reis. These RSUs vest in three equal annual installments beginning on June 30, 2011 (or earlier upon the occurrence of certain events, as set forth in the Sander Agreement). Reis Services also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Sander, in the amount of $162,500. In the event that Mr. Sander incurs a qualifying termination during the term of the Sander Agreement, the Sander Agreement provides for a lump sum severance payment equal to 1.5 times his then current base salary (or two times, in the case of a qualifying termination that occurs in connection with or during the one year period following a change of control), the payment of his pro rata target bonus for that year, the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of nine months following his termination of employment. Mr. Sander has agreed to restrictions on non-competition and the solicitation of employees or customers for periods ranging from twelve to eighteen months.

Mark P. Cantaluppi. On July 30, 2010, Reis and Reis Services entered into an employment agreement with Mark P. Cantaluppi, effective as of July 1, 2010 (the “Cantaluppi Agreement”). The Cantaluppi Agreement supersedes Mr. Cantaluppi’s prior employment agreement and provides for Mr. Cantaluppi to continue to be employed as Chief Financial Officer of both Reis and Reis Services for a three year term that expires on July 1, 2013.

During the term of his employment, Mr. Cantaluppi is entitled to a salary of not less than $265,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $160,000 per year (Mr. Cantaluppi’s bonus for 2010 was reduced by the $59,706 pro rata guaranteed minimum bonus paid to Mr. Cantaluppi in July 2010 under his prior employment agreement). Mr. Cantaluppi was also granted 25,000 RSUs of Reis. These RSUs vest in three equal annual installments beginning on June 30, 2011 (or earlier upon the occurrence of certain events, as set forth in the Cantaluppi Agreement). The Employer also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Cantaluppi, in the amount of $132,500. In the event that Mr. Cantaluppi incurs a qualifying termination during the term of the Cantaluppi Agreement, the Cantaluppi Agreement provides for a lump sum severance payment equal to 1.5 times his then current base salary (or two times, in the case of a qualifying termination that occurs in connection with or during the one year period following a change of control), the payment of his pro rata target bonus for that year, the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of nine months following his termination of employment. Mr. Cantaluppi has agreed to restrictions on non-competition and the solicitation of employees or customers for periods ranging from twelve to eighteen months.

General. Each of the above employment agreements sets forth circumstances under which Reis may terminate the relevant executive officer with and without cause, and the payments owed to each executive officer in each case. In addition, all stock options and RSUs granted to the above executive officers immediately vest upon the death or disability of the executive officer or a change of control of Reis.

        Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)		Grant Date Fair Value of Stock and Option Awards

Lloyd Lynford	2/19/10	$—	$—	$—	—	30,000	(A)	30,000	(A)	—	—		—		$179,100	(B)
	7/29/10	$—	$—	$—	—	—		—		—	125,000	(C)	$8.025	(D)	$385,000	(E)
Jonathan Garfield	2/19/10	$—	$—	$—	—	30,000	(A)	30,000	(A)	—	—		—		$179,100	(B)
	7/29/10	$—	$—	$—	—	—		—		—	100,000	(C)	$8.025	(D)	$308,000	(E)
William Sander	2/19/10	$—	$—	$—	—	32,000	(A)	32,000	(A)	—	—		—		$191,040	(B)
	7/29/10	$—	$—	$—	—	50,000	(F)	50,000	(F)	—	—		—		$321,000	(G)
Mark P. Cantaluppi	2/19/10	$—	$—	$—	—	16,000	(A)	16,000	(A)	—	—		—		$95,520	(B)
	7/30/10	$—	$—	$—	—	25,000	(F)	25,000	(F)	—	—		—		$167,750	(H)

(A)	Represents RSUs granted to each individual. The RSUs vest in three equal annual installments, beginning on February 19, 2011.
(B)	Based on the closing price of Reis common stock of $5.97 per share on the grant date.
(C)	Represents stock options granted to each individual upon execution of a new employment agreement. The stock options vest on June 30, 2013 and generally expire ten years after grant.
(D)	Represents 125% of the per share closing price of Reis common stock ($6.42) on the grant date.
(E)
Represents a fair value of $3.08 per share under the Black-Scholes option-pricing model, using the following variables: $6.42 per share stock price on date of grant; $8.03 per share exercise price; 0% dividend yield; 1.70% risk-free interest rate; 5.2 years expected life; and 60.9% volatility.

(F)	Represents RSUs granted to each individual upon execution of a new employment agreement. The RSUs vest in three equal annual installments, beginning on June 30, 2011.
(G)	Based on the closing price of Reis common stock of $6.42 on the date of grant.
(H)	Based on the closing price of Reis common stock of $6.71 on the date of grant.

       Outstanding Equity Awards at Fiscal Year End — Named Executive Officers

The following table reflects all outstanding equity awards to Reis’s named executive officers as of December 31, 2010:

								Stock Awards
										Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(A)
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(A)

Lloyd Lynford	—		125,000	(B)	—	$8.025	7/29/20	58,334	$410,088	—	$—
Jonathan Garfield	—		100,000	(B)	—	$8.025	7/29/20	58,334	$410,088	—	$—
William Sander	90,000	(C)	60,000	(C)	—	$10.40	5/29/17	110,334	$775,648	—	$—
Mark P. Cantaluppi	45,000	(C)	30,000	(C)	—	$10.40	5/29/17	54,334	$381,968	—	$—

(A)	Based on the closing price of Reis common stock of $7.03 per share on December 31, 2010.
(B)
These stock options were granted at an exercise price of $8.025 per share, which is equal to 125% of the closing price of Reis common stock on July 29, 2010, the date of grant. The stock options vest on June 30, 2013.

(C)
These stock options were granted at an exercise price of $10.40 per share, which is equal to the closing price of Reis common stock on the date of the Merger and vest in five equal annual installments, beginning May 30, 2008.

Option Exercises and Stock Vested in 2010

The following table reflects the stock options exercised by the named executive officers and stock awards vested during 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Lloyd Lynford	—	$—	10,666		$64,529	(A)
	—	$—	7,000		$41,790	(B)
	—	$—	100,000		$619,500	(C)
Jonathan Garfield	—	$—	10,666		$64,529	(A)
	—	$—	7,000		$41,790	(B)
	—	$—	46,000		$284,970	(C)
William Sander	—	$—	10,666	(D)	$64,529	(A)
	—	$—	7,000	(E)	$41,790	(B)
Mark P. Cantaluppi	—	$—	5,000		$30,250	(A)
	—	$—	3,333		$19,898	(B)

(A)	Based on $6.05, the closing price of the common stock on February 4, 2010, the date of vesting. These RSUs were granted under the 2008 Plan.
(B)
Based on $5.97, the average of the high and low sales prices of the common stock on February 26, 2010, the trading day immediately prior to the date of vesting. These RSUs were granted under the 1998 Plan.

(C)
Based on $6.195, the average of the high and low sales prices of the common stock on May 28, 2010, the trading day immediately prior to the date of vesting. These RSUs were performance-based RSUs granted as inducement grants and vested in three annual installments, but were not delivered to the recipient until May 2010.

(D)	Mr. Sander forfeited 3,863 of these shares in payment of tax liability.
(E)	Mr. Sander forfeited 2,535 of these shares in payment of tax liability.

Pension Benefits

Reis does not have a pension plan. Through December 31, 2009, the Company had two separate defined contribution savings plans pursuant to Section 401 of the Internal Revenue Code. As of the end of 2009, the Company terminated the historic Wellsford plan and all employees that had been participating in the Wellsford plan were transferred to the historic Private Reis plan.  For the historic Wellsford plan, employer contributions, if any, were made based upon a discretionary amount determined by the Company’s management. For the historic Private Reis plan, the Company matched contributions up to 1% of employees’ salaries (calculated as 25% of the employee’s contribution, capped at 4% of the employee’s salary).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Reis’s executive officers and directors, and persons who own more than 10% of any registered class of Reis’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish Reis with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to Reis from the individuals required to file the reports, Reis believes that each of Reis’s executive officers and directors has complied with applicable reporting requirements for transactions in Reis common stock during the fiscal year ended December 31, 2010, except that, due to a clerical oversight, reports on Form 4 were filed late (on March 5, 2010) with respect to RSUs granted to the following individuals on February 19, 2010: Messrs. Cantaluppi, Garfield, Lloyd Lynford and Sander.  All transactions and holdings are currently reported and reflected in this proxy statement.

Submission of Future Stockholder Proposals and Nominations

Under the SEC’s rules, the deadline for stockholders to submit proposals to be considered for inclusion in Reis’s proxy statement for an annual meeting of stockholders is generally 120 days before the anniversary of the date of the prior year’s proxy statement.  For the 2012 annual meeting of stockholders, this would mean that proposals must be submitted by December 30, 2011.

In addition, nominations by stockholders of candidates for election as a director or submission of new business proposals not intended to be included in the Company’s proxy statement must be submitted in compliance with Reis’s current bylaws. Reis’s bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, notice must be given to Reis’s Corporate Secretary no more than 150 days nor less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, under Reis's current bylaws, for a stockholder nomination or business proposal to be considered at the 2012 annual meeting of stockholders, a notice of such nominee or proposal must be received not earlier than November 30, 2011, and not later than December 30, 2011. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the annual meeting and not later than the 120th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of that meeting is first made.  For additional requirements, a stockholder may refer to Reis’s bylaws, a current copy of which may be obtained at the Investor Relations portion of Reis’s website, www.reis.com, or without charge upon request from Reis’s Corporate Secretary.

Miscellaneous

Reis’s Annual Report to Stockholders for the year ended December 31, 2010 accompanies this proxy statement and has been mailed to persons who were stockholders of Reis as of the close of business on April 11, 2011. Any stockholder who has not received a copy of the Annual Report to Stockholders may obtain a copy by writing to Reis’s Corporate Secretary. Neither the Annual Report to Stockholders nor Reis’s website are to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

        Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Annex A

AMENDED AND RESTATED REIS, INC.

2011 OMNIBUS INCENTIVE PLAN

RECITALS

WHEREAS, Reis, Inc., a Maryland corporation (the “Company”), desires to adopt an incentive plan to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as directors and/or employees of, and consultants or advisors to, the Company and its Subsidiaries by increasing their proprietary interest in the Company’s growth and success;

NOW, THEREFORE, effective as of May 29, 2008, the Company adopted the Reis, Inc. 2008 Omnibus Incentive Plan; and effective June 2, 2011 (the “Effective Date”), the Company amended and restated such plan (as amended and restated, the “Plan”) to read as follows:

See Article 12 for a glossary of defined terms.

ARTICLE 1.

PURPOSE OF THE PLAN

1.1.             Purpose.  The purpose of the Plan is to assist the Company in attracting, motivating, retaining and rewarding selected individuals to serve as Directors, officers and employees of, and consultants and advisors to, the Company or any of its Subsidiaries or Affiliates who will contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all  stockholders of the Company through the additional incentive inherent in the ownership of the Company’s Common Stock (the “Shares”).  Stock options granted under the Plan will be either stock options intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (such options, “Incentive Stock Options”) or options that do not qualify as Incentive Stock Options (such options, “Nonqualified Stock Options.”)  For purposes of the Plan, the term “Subsidiary” shall mean “subsidiary corporation,” as such term is defined in section 424(f) of the Code, and “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes of the Plan, the term “Award” shall include the grant of an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Stock Purchase Award, a Restricted Stock Award, a Restricted Stock Unit, a Performance Share Award or an Other Stock-Based Award.  For purposes of the Plan, the term “Options” means both Incentive Stock Options and Nonqualified Stock Options.

ARTICLE 2.

SHARES SUBJECT TO AWARDS

2.1.           Number of Shares.

(a)           Subject to adjustment as provided in Section 10.5, a total of 2,000,000 Shares (comprised of 1,000,000 shares authorized on May 28, 2008 and an additional 1,000,000 shares authorized on June 2, 2011) shall be authorized for issuance under the Plan, plus any Shares described in subsection 2.1(b).

(b)           If any Shares subject to an Award, or subject to an award under the Wellsford Real Properties, Inc. 1997 Management Incentive Plan, the Wellsford Real Properties, Inc. Rollover Stock Option Plan or the Amended and Restated Wellsford Real Properties, Inc. 1998 Management Incentive Plan (collectively, the “Prior Plans”) and outstanding on the Effective Date, that expire or are forfeited, terminated, canceled or surrendered without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plans (including any payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such expiration, forfeiture, termination, cancellation, surrender, cash settlement or non-issuance, again be available for issuance under the Plan. “Wellsford Real Properties, Inc.” is the former name of the Company.

(c)           In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.  In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

(d)           Solely for purposes of determining whether Shares are available for the grant of incentive stock options under Section 422 of the Code, the maximum aggregate number of Shares that may be issued pursuant to incentive stock options shall be 2,000,000 Shares, subject to adjustment as provided in Section 10.5.

(e)           Shares subject to Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines (each such award, a “Substitute Award”) shall not reduce the Shares authorized for issuance under the Plan.

2.2.           Character of Shares.  Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares acquired by the Company or otherwise.

2.3.           Limitations on Grants to Individual Participant.  Subject to the adjustment provisions of Section 10.5, the maximum number of Shares with respect to all Awards that may be granted under the Plan to any Participant during any 36-month period is 500,000 Shares (the “Grant Limitation”).  If an Award is canceled, the Shares with respect to such canceled Award shall continue to be counted toward the Grant Limitation for the year granted.

2.4.           Delegation of Authority. The Committee may delegate its authority to grant Awards to persons who are not reporting persons under Section 16 of the Exchange Act or covered employees as defined in Section 409A of the Code on account of their positions with the Company or any Subsidiary or Affiliate.

ARTICLE 3.

ELIGIBILITY AND ADMINISTRATION

3.1.           Awards to Employees, Directors, Consultants and Advisors.

(a)           Persons who receive Options under Article 4 (“Optionees”), Stock Appreciation Rights under Article 5, Restricted Stock Awards under Article 6, Restricted Stock Units under Article 7, Performance Share Awards under Article 8, or Other Stock-Based Awards under Article 9 (in each case, a “Participant”) shall consist of such employees and Directors of, and consultants and advisors to, the Company or any of its Subsidiaries or Affiliates, as the Committee shall select from time to time.  The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.  The designation of a Participant to receive Awards or grants under one portion of the Plan shall not require the Committee to include such Participant under other portions of the Plan.

(b)           No Option which is intended to qualify as an Incentive Stock Option may be granted to any employee who, at the time of such grant, owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its Subsidiaries or Affiliates, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Fair Market Value of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the date such Option is granted.

3.2.           Administration.

(a)           The Plan shall be administered by the compensation committee of the board of directors of the Company (such compensation committee, the “Committee,” and such board of directors, the “Board”), provided, however, unless otherwise determined by the directors of the Company (the directors of the Company being herein referred to as the “Directors”), each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder.  In no event shall the Committee consist of fewer than two Directors.  The Directors may remove from, add members to, or fill vacancies in, the Committee.

(b)           The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan.  All actions of the Committee shall be taken by majority vote of its members. Without limiting the generality of the foregoing, the Committee is authorized, subject to any limitations of the Plan, to: (i) select the employees, Directors, consultants and advisors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi)  make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary or Affiliate. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a member of the Committee shall require the prior approval of the Board (excluding persons who are also members of the Committee).

(c)           Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to it as it may deem necessary or advisable.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors and employees, and Plan Participants.

ARTICLE 4.

OPTIONS

4.1.           Grant of Options.

(a)           The Committee shall determine, within the limitations of the Plan, the Participants to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option and the option price, and shall designate such Options at the time of the grant as either Incentive Stock Options or Nonqualified Stock Options; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary.

                        (b)           All Options granted pursuant to this Article 4 shall be authorized by the Committee and shall be evidenced in writing by stock option agreements (“Stock Option Agreements”) in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the

Plan, and, with respect to any Stock Option Agreement granting Incentive Stock Options are not inconsistent with Section 422 of the Code.  Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such option.  Any individual who is granted an Option pursuant to this Article 4 may hold more than one Option granted pursuant to such Articles at the same time and may hold both Incentive Stock Options and Nonqualified Stock Options at the same time.  To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Nonqualified Stock Option.

4.2.           Option Price.

(a)           The option price per each Share purchasable under any Option shall not be less than 100% of the Fair Market Value, except in the case of Substitute Awards or in connection with an adjustment provided in Section 10.5, of such Share on the date of the grant of such Option.

(b)           Without the approval of the Company’s stockholders, other than pursuant to Section 10.5, the Committee shall not (i) reduce the option price per Share of any Option after the date of grant, (ii) cancel any Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

4.3.           Option Period.  The period for which an Option is exercisable shall not exceed ten (10) years from the date such Option is granted. After the Option is granted, the option period may not be reduced.

4.4.           Exercise of Options.  No Incentive Stock Option may be assignable or transferable by the Optionee, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee, only by the Optionee or his guardian or legal representative.  Unless otherwise provided in a Stock Option Agreement, full payment of the purchase price of an Option shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in a Stock Option Agreement, or (vi) any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

4.5.           Death.  In the event an Optionee dies while employed by, or in the service of, the Company or any of its Subsidiaries or Affiliates, any Option(s) held by such Optionee (or his or her Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee’s death, the term of such Option shall be extended until six months after the Optionee’s death, provided further, however, that in no instance may the term of an Incentive Stock Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 4.3.

       4.6.           Disability.  In the event of the termination of employment or service of an Optionee due to total disability, such Optionee, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option(s) which have not been previously exercised or expired and which the Optionee (or his or her Permitted Assignee) was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one (1) year after such termination, unless earlier terminated pursuant to its terms;

provided, however, that if the term of such Option would expire by its terms within six months after such termination, the term of such Option shall be extended until six months after such termination; provided further, however, that in no instance may the term of an Incentive Stock Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 4.3.  The term “total disability” shall, for purposes of the Plan, be defined in the same manner as such term is defined in the first sentence of Section 22(e)(3) of the Code.

ARTICLE 5.

STOCK APPRECIATION RIGHTS

5.1.           Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion. A “Stock Appreciation Right” is a right granted to a Participant to receive Shares or cash as provided in this Article 5 based upon the appreciation in value of Shares.  A Stock Appreciation Right may be exercised by the Participant in accordance with Section 5.2 by giving written notice thereof to the Company.  Upon giving such notice, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 5.2.  In the case of a Stock Appreciation Right granted in conjunction with an Option, the Award shall specify the extent to which an exercise or termination of the Stock appreciation Right affects the exercise or termination of the Option and an exercise or termination of the Option affects the exercise or termination of the Stock Appreciation Right.

           5.2.           Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)           Upon the exercise of a Stock Appreciation Right, the Participant shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the right on the date of grant, which grant price, except in the case of Substitute Awards or in connection with an adjustment provided in Section 10.5, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b)           Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)           The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)           With respect to Stock Appreciation Rights granted in connection with an Option that is intended to be an Incentive Stock Option, the following shall apply:

(i)       No Stock Appreciation Right shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, and Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

(ii)           Stock Appreciation Rights granted in connection with an Option may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option price at which Shares can be acquired pursuant to the Option

(iii)       No such Stock Appreciation Right may be granted after the date of grant of the Incentive Stock Option.

(e)           A Stock Appreciation Right shall (i) have a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option) and (ii) have a term not greater than ten (10) years. Without the approval of the Company’s stockholders, other than pursuant to Section 10.5, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

(f)           The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1.           Restricted Stock Awards.

(a)           A grant of Shares made pursuant to this Article 6 is referred to as a “Restricted Stock Award.”  The Committee may grant to any Participant an amount of Shares in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (such Shares, “Restricted Shares”).  The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written agreement (a “Restricted Stock Agreement”) which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards. Restricted Stock Awards may be granted independently of other Awards or as payment under earned Performance Share Awards.

(b)           Issuance of Restricted Shares.  As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company retroactive to the date of grant, if a Restricted Stock Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.  All Restricted Shares covered by Awards under this Article 6 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant.  Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.

(c)           Stockholder Rights.  Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Restricted Stock Agreement as provided in Sections 6.1(a) and (b), the Participant shall become a stockholder of the Company with respect to all Shares subject to the Restricted Stock Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 6.1(b).

(d)           Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

               (e)           Delivery of Shares Upon Release of Restrictions.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse.  As promptly as administratively feasible thereafter, subject to the requirements of Section 11.1, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, except for any restrictions that may be imposed by law.

6.2.           Terms of Restricted Shares.

(a)           Forfeiture of Restricted Shares.  Subject to Section 6.2(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the employment or service of the Company or a Subsidiary or Affiliate until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Restricted Stock Agreement.  The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

(b)           Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article 6 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Restricted Stock Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1.           Award of Restricted Stock Units.  Subject to the terms of this Article 7, a “Restricted Stock Unit” entitles a Participant to receive cash or one Share for each Restricted Stock Unit at the end of the period to which the Award relates (“Restricted Period”) to the extent provided by the Award.  The Committee may Award to any Participant an amount of Restricted Stock Units in such manner, and subject to such terms and conditions relating to vesting, forfeitability, restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), and such other provisions as the Committee shall establish.  The terms of an Award of a Restricted Stock Unit under the Plan shall be set forth in a written agreement (a “Restricted Stock Unit Agreement”) which shall contain the Restricted Period(s), the number of Restricted Stock Units granted, and such other provisions determined by the Committee and not inconsistent with the Plan.  The provisions of Restricted Stock Units need not be the same for each Participant receiving such Awards.

7.2.           Forfeiture of Restricted Stock Units. Except to the extent the Committee specifies otherwise, any Restricted Stock Unit which is not earned and vested by the end of the Restricted Period shall be forfeited.  If a Participant’s date of termination occurs prior to the end of a Restricted Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.  With respect to any settlement contemplated by the foregoing sentence, such settlement shall be made in a manner that complies with the requirements of Section 409A of the Code (unless otherwise agreed to by the Committee and the Participant).

        7.3.           Restricted Stock Units.  Except to the extent the Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company.  During any period in which Restricted Stock Units are outstanding and have not been settled in Shares, the Participant shall not have the rights of a stockholder, but, in the discretion of the Committee, may be granted the right to receive a payment from the Company in lieu of a dividend as set forth in the Restricted Stock Unit Agreement in an amount equal to any cash dividends that might be paid during the Restricted Period.  With respect to any grant contemplated by the foregoing sentence, no such grant shall be made to a Participant unless it complies with the requirements of Section 409A of the Code (unless otherwise agreed to by the Committee and the Participant).  Until a Restricted Stock Unit

is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 10.5.

ARTICLE 8.

PERFORMANCE SHARE AWARDS

8.1.           Performance Shares; Performance Objectives.  Performance Shares shall not be issued at the time of award, but the Award relating to the Performance Share shall represent the right to receive Shares (or equivalent value) if specified performance objectives are achieved (the “Performance Shares”) over a specified period (“Performance Period”).  The Performance period shall be at least one (1) year in duration. The performance objectives may be established from time to time by the Committee.  Performance objectives need not be the same in respect of all Participants and may be established separately, at the time of each Performance Share Award, for the Company as a whole or for its various groups, divisions and Subsidiaries, all as the Committee may determine, in its discretion.

8.2.           Performance Share Awards.  Performance Share Awards shall be made pursuant to performance programs as follows:

(a)           Performance Programs; Awards. The Committee shall establish one or more performance programs, each with one or more specified objectives and specified performance periods over which the specified objectives are targeted for achievement.  Participants may be awarded Performance Shares in any one or more of the performance programs.  Awards in any program shall be made to such number of Participants as then determined by the Committee.  In making its determination of who shall be Participants in any performance program, the Committee shall take into account such factors as the Participant’s level of responsibility, job performance, level and types of compensation, number of Shares owned, and such other factors as the Committee deems relevant.  The Committee may require the Participant to own Shares as it may determine to be appropriate.  The Committee may also require the Participant to provide proof of ownership of such Shares and to report any sales or other disposition of Shares during the Performance Period.

(b)            Notice of Performance Share Awards.  Upon the granting of any Performance Share Award by the Committee, the Participant shall be advised of the number of Performance Shares awarded to him and of the terms of the Performance Share Award in a written agreement of award given to the Participant (the “Performance Shares Agreement”).

8.3.           Performance Share Distribution.  The amount which a holder of Performance Share Awards shall be entitled to receive if the applicable performance objective(s) is met shall be the percentage of the Performance Share Award set forth in the individual Performance Shares Agreement. Distributions shall be made in Shares (which may include stock with certain restrictions attached), or equivalent value of such Shares at the Committee’s discretion. The Participant’s tax withholding requirements shall be satisfied in accordance with Section 11.2.

8.4.           Time of Payment.  Subject to the provisions of Section 10.8, distribution of amounts to which a Participant is entitled in respect of Performance Share Awards shall be made as soon as practicable after the end of the Performance Period at a time that complies with the rules of Section 409A of the Code.

8.5.           Conditions to Payments.  Except as otherwise herein provided or determined by the Committee, a Participant, in order to be entitled to receive any payment in respect of Performance Share Awards, must be in the employment or service of the Company or a subsidiary or Affiliate of the Company on the expiration of the relevant Performance Period and must have been continuously in the employment or service of the Company or a Subsidiary or affiliate from the time of the Performance Share Award except for leaves of absence which may be approved by the Committee.  If termination of employment or service occurs prior to the expiration of the relevant Performance Period on account of death or total disability (within the meaning of Section 4.6), the Committee may, in its sole discretion, distribute to the Participant (in the case of total disability) or his surviving spouse, heirs or estate (in the case of death), such amounts and at such time as the Participant would be entitled to if he had satisfied the employment or service requirement for the entire Performance Period.

ARTICLE 9.

OTHER STOCK-BASED AWARDS

9.1.           General.  The Committee may from time to time grant Other Stock-Based Awards including without limitation those awards pursuant to which Shares may be acquired in the future, such as awards denominated in Common Stock, stock units, securities convertible into Common Stock and phantom securities.  The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Other Stock-Based Awards. The Committee may, in its sole discretion, direct the Company to issue Shares in respect of Other Stock-Based Awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

ARTICLE 10.

GENERALLY APPLICABLE PROVISIONS

10.1.           Fair Market Value.  If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the “Fair Market Value” of a Share as of a specified date shall mean the closing price of the Shares on the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on the principal securities exchange on which the Shares are listed or admitted to trading.  If the Shares are not listed or admitted to trading on any such exchange but are traded in the over-the-counter market or are traded on any similar system then in use, the Fair Market Value of a Share shall be the average of the high and low sales price for the day as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system.  If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria.  An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

10.2.           Transferability.  Awards other than Incentive Stock Options may be transferable by a Participant to any one or more of the following persons (each, a “Permitted Assignee”):  (i) the spouse, parent, issue, spouse of issue, or issue of spouse (“issue” shall include all descendants whether natural or adopted) of such Participant; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such Participant or for the benefit of any such persons and such Participant; or (iii) an entity in which the Participant or any Permitted Assignee thereof is a beneficial owner; provided, however, that such Permitted Assignee shall be bound by all of the terms and conditions of this Plan and shall execute an agreement satisfactory to the Company evidencing such obligation; provided further, however, that any transfer by a Participant to any Permitted Assignee shall be subject to the prior consent of the Committee; and provided further, however, that such Participant shall remain bound by the terms and conditions of this Plan.  The Company shall cooperate with a Participant’s Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted pursuant to this Section 10.2.

10.3.           Termination of Employment or Services.  The Committee shall determine and set forth in each Award agreement whether any Awards granted in such Award agreement will continue to be payable, vest or be exercisable, and the terms thereof, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary or Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of employment or services will be determined by the Committee, in its sole and absolute discretion.  Unless otherwise provided in an Award agreement or determined by the Committee and subject to the provisions of Sections 4.5 and 4.6, in the event of the termination of employment or service of a Participant for any reason, any Award(s) held by such Participant (or his or her Permitted Assignee) under this Plan and not previously exercised, paid or vested shall be deemed canceled and terminated on the day of such termination or separation.

        10.4.           Amendment and Modification of the Plan.  The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for  stockholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Committee may not amend the Plan, without the approval of the Company’s stockholders, to increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 10.5).  In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Participant’s consent.

10.5.           Adjustments.  In the event that the Committee shall determine that any dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee deems equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision (unless otherwise agreed by the Committee and the holder of such option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.  In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (collectively, a “Reorganization”), the Committee or the Board may cause any Award outstanding as of the effective date of the Reorganization to be canceled in consideration of a cash payment or alternate Award made to the holder of such canceled Award equal in value to the fair market value of such canceled Award.  The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion.  With respect to each adjustment contemplated by this Section 10.5, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award).

10.6.           Change in Control Provisions.  The Award agreements may contain provisions for acceleration of vesting, exercisability, or payout, in the event of a Change in Control (as hereinafter defined).  Moreover, Award agreements may provide that in such event (i) Options and Stock Appreciation Rights outstanding as of the date of such event shall be cancelled and terminated without payment to the extent that the Fair Market Value of a Share as of the date of the event is less than the per Share Option exercise price or Stock Appreciation Right grant price, (ii) any deferral or other restriction shall lapse or (iii) Performance Share Awards shall be immediately settled or distributed.

For purposes of this Plan, “Change in Control” shall mean the occurrence of any of the following, whether directly or indirectly, voluntarily or involuntarily, whether as part of a single transaction or a series of transactions:

(a)           individuals who as of the Effective Date constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors as of the Effective Date (either by a specific vote of such directors or by the approval of the Company’s proxy statement in which each such individual is named as a nominee for a director without written objection to such nomination by such directors); provided, however, that no individual initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be approved (solely for purposes of this Section 10.6);

(b)            the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a wholly-owned direct or indirect subsidiary of the Company or a benefit plan of the Company);

               (c)            any person or entity or group of affiliated persons or entities (other than Lloyd Lynford, Jonathan Garfield or a group including either of them) acquiring beneficial ownership (as that term is used in Rules 13d-3, 13d-5 or 16a-1 under the Securities Exchange Act of 1934, as amended, whether or not applicable) of 30% or more of the shares of capital stock or other equity of the Company, having by the terms thereof voting power to elect the members of the Board, or, convertible into shares of such capital stock or other equity of the Company (collectively, “Voting Shares”), as the case may be;

(d)            the stockholders or members of the Company adopting a plan of liquidation providing for the distribution of all or substantially all of the Company’s assets or approving the dissolution of the Company; or

(e)            the merger, consolidation, or reorganization of the Company or any similar  transaction which results in (1) the beneficial owners of the Voting Shares of the Company immediately prior to such merger, consolidation, reorganization or transaction beneficially owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity representing 50% or less of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board or directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity or (2) any person or entity or group of affiliated persons or entities (other than Lloyd Lynford, Jonathan Garfield or a group including either of them) owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity, representing 30% or more of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity.

For purposes of Sections 10.6(a)-(e) above, "Company" shall include either Reis, Inc. or Reis Services, LLC.

Notwithstanding any provision of the Plan to the contrary, to the extent an Award is deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then, even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment to the grantee will only be made to the extent necessary to be in compliance with the provisions of Section 409A of the Code, on the earliest of:  (i) the grantee’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date will be the date that is six (6) months after the date of the grantee’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the grantee’s death.

10.7.           Dividend Equivalents.  Subject to the provisions of the Plan and any Award agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.  The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

10.8.           Deferrals.  Subject to Section 409A of the Code, the Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

10.9.           Restrictive Covenants. Awards may contain such provisions regarding prohibitions against competition and solicitation, confidentiality and such other provisions concerning financial restatements as the Committee may determine.

10.10.         Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

ARTICLE 11.

MISCELLANEOUS

11.1.           Section 162(m).

(a)           The performance criteria for Performance Share Awards, Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards which are intended to qualify as “performance-based compensation” (as defined in section 162(m) of the Code) (a “162(m) Award”), shall mean one or more of the following (which may be calculated on an absolute or per Share basis) as it relates to the Company and/or any one or more of its Subsidiaries or Affiliates, as the Committee deems appropriate: net sales; revenue; product revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions; stockholders’ equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel.

(b)           If the applicable performance criteria under a 162(m) Award are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period.  Under no circumstances may the Committee use discretion to increase the amount payable to a Participant under a 162(m) Award.

(c)           Performance Share Awards that are intended to qualify as 162(m) Awards shall also comply with the following requirements:  Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate one or more Performance Periods, determine the Participants for such Performance Periods and determine the performance goals for determining the Award for each Participant for such Performance Period(s) based on attainment of specified levels of one or any combination of the performance criteria.  Such performance goals may be based solely by reference to the performance of the Company or any of its Subsidiaries or Affiliates, or the performance of a division, business segment or business unit of the Company or any Subsidiary or Affiliate, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  In determining attainment of a performance goal, the comparisons utilized shall be consistently applied from year to year.  Provided that it is so specified at the time the performance goals are established, the Committee may exclude charges related to an event or occurrence which the Committee determines should be excluded, including, without limitation, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.  At such time as it shall determine appropriate following the conclusion of each Performance Period but prior to payment of such Award, the Committee shall certify, in writing, that the performance goals and any other material terms were in fact satisfied.

        11.2.           Tax Withholding.  All payments or distributions made pursuant to the Plan to a Participant (or a Permitted Assignee thereof) shall be net of any applicable federal, state and local withholding taxes arising as a result of the grant of any Award, exercise of an Option or Stock Appreciation Rights or any other event occurring pursuant to this Plan.  The Company shall have the right to withhold from such Participant (or a Permitted Assignee thereof) such withholding taxes as may be required by law, or to otherwise require the Participant (or a Permitted Assignee thereof) to pay such withholding taxes.  If the Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.  In satisfaction of the requirement to pay withholding taxes, the Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the or Participant (or Permitted Assignee) pursuant to the Plan, having an aggregate Fair Market Value equal to the withholding taxes.

11.3.           Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award agreement.

11.4.           Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

11.5.           Cancellation of Award.  Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any of its Subsidiaries of Affiliates or after termination of such employment or service, establishes a relationship with a competitor of the Company or any of its Subsidiaries or Affiliates or engages in activity that is in conflict with or adverse to the interest of the Company or any of its Subsidiaries or Affiliates, as determined by the Committee in its sole discretion.  The Committee may provide in an Award agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

11.6.           Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.7.           Right of Discharge Reserved.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment or service of the Company or any of its Subsidiaries or Affiliates or affect any right that the Company or any of its Subsidiaries or Affiliates may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, consultant, advisor, Director or other individual at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any of its Subsidiaries or Affiliates to the employee, consultant, advisor, or Director.

11.8.           Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed for the Company or any of its Subsidiaries or Affiliates.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any of its Subsidiaries or Affiliates except as may be determined by the Committee or by the Board or the board of directors of the applicable Subsidiary or Affiliate of the Company.

11.9.           Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

11.10.           Gender and Number.  In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her,” any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

11.11.           Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law which might otherwise apply, and shall be construed accordingly.

11.12.           Termination of Plan.  The amendment and restatement of the Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the Shares entitled to vote thereon, provided such approval is obtained within 12 months after the date of adoption of the Plan by the Board.  Awards may be granted under the Plan at any time and from time to time on or prior to June 2, 2021, on which date the Plan will expire except as to Awards then outstanding under the Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

11.13.           Captions.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

ARTICLE 12.

GLOSSARY OF DEFINED TERMS

12.1.           Defined Terms.  The following terms are defined in the Plan at the locations indicated:

Term	Location
“162(m) Award”	Section 11.1
“Affiliate”	Section 1.1
“Award”	Section 1.1
“Board” “Change in Control”	Section 3.2(a) Section 10.6
“Code”	Section 1.1
“Committee”	Section 3.2(a)
“Company”	Recitals Paragraph
“Directors”	Section 3.2(a)
“Dividend Equivalents”	Section 10.7

Term	Location
“Effective Date”	Recitals Paragraph
“Exchange Act”	Section 1.1
“Fair Market Value”	Section 10.1
“Grant Limitation”	Section 2.3
“Incentive Stock Options”	Section 1.1
“issue”	Section 10.2
“Non-Employee Director”	Section 3.2(a)
“Nonqualified Stock Options”	Section 1.1
“Optionees”	Section 3.1(a)
“Options”	Section 1.1
“outside director”	Section 3.2(a)
“Participant”	Section 3.1(a)
“Performance Period”	Section 8.1
“Performance Shares” “Performance Shares Agreement”	Section 8.1 Section 8.2(b)
“Permitted Assignee”	Section 10.2
“Plan” “Prior Plans”	Recitals Paragraph Section 2.1(b)
“Reorganization”	Section 10.5
“Restricted Period”	Section 7.1
“Restricted Shares”	Section 6.1(a)
“Restricted Stock Agreement”	Section 6.1(a)
“Restricted Stock Award”	Section 6.1(a)

Term	Location
“Restricted Stock Unit”	Section 7.1
“Restricted Stock Unit Agreement”	Section 7.1
“Shares”	Section 1.1
“Stock Appreciation Right”	Section 5.1
“Stock Option Agreements”	Section 4.1(b)
“Subsidiary”	Section 1.1
“subsidiary corporation”	Section 1.1
“Subsidiary”	Section 1.1
“Substitute Award”	Section 2.1(e)
“total disability”	Section 4.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report to Stockholders are available at www.reis.com/eproxy.

Proxy — REIS, INC.

PROXY FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Reis, Inc., a Maryland corporation (the “Company”), hereby appoints Edward Lowenthal and Lloyd Lynford, or either of them, and with full power of substitution, to act as proxy for the undersigned, and to attend the 2011 Annual Meeting of Stockholders of the Company to be held on Thursday, June 2, 2011 at 10:00 a.m., local time, at the offices of The Nasdaq OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, NY 10006, or any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

The undersigned acknowledges receipt from the Company prior to execution of this proxy of (i) a Notice of Annual Meeting of Stockholders, (ii) a proxy statement dated April 28, 2011 and (iii) the Company’s Annual Report to Stockholders for the year ended December 31, 2010.

VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSALS 2 AND 3.

1.	Election of Directors for a Term Expiring at the 2014 Annual Meeting of Stockholders:

		For	Withhold		For	Withhold
	01 – Lloyd Lynford	☐	☐	02 – M. Christian Mitchell	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval and adoption of the Amended and Restated Reis, Inc. 2011 Omnibus Incentive Plan.	☐	☐	☐	3.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐
4.	To vote and otherwise represent the shares on such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof, in their discretion.

B. Non-Voting Items Change of Address — Please print new address below.

	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C.  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/